As filed with the Securities and Exchange Commission on March 10, 2020

Registration No. 333-235429

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933	☒

PRE-EFFECTIVE AMENDMENT NO.1

POST-EFFECTIVE AMENDMENT NO.	☐

PROTECTIVE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	63-0169720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2801 Highway 280 South
Birmingham, Alabama 35223
(205) 879-9230

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Alyson Saad, Esq.
Protective Life Insurance Company
P.O. Box 2606
Birmingham, Alabama 35202
(205) 268-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Washington, D.C. 20001

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee[1]
Modified Guaranteed Annuity Contracts and Participating Interests Therein	—		—	[ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion dated [DATE]

Broker-Dealer Use Only: This Prospectus is for training purposes only and is not approved for distribution to, or use with, the public.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Protective® Market Defender II Annuity	Protective Life Insurance Company P.O. Box 10648 Birmingham, Alabama 35202-0648 Telephone: 1-800-456-6330 www.protective.com

This Prospectus describes an individual, single premium deferred registered index-linked annuity contract offered by Protective Life Insurance Company (the "Contract"). We will not accept any Purchase Payment after the initial Purchase Payment. The Contract is designed for investors who desire to accumulate capital on a tax deferred basis for retirement or other long-term investment purposes. It may be purchased by individuals, corporations, financial institutions, trusts, and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. Certain Contract features and/or certain Strategies offered under the Contract may not be available through all broker-dealers or in all states. For further details, please contact us at 1-800-456-6330.

The Purchase Payment is generally allocated to the Holding Account, unless the entire Purchase Payment is received before 4 p.m. Eastern Time on the Start Date for your Strategies, in which case we will allocate your Purchase Payment to the Strategy(ies) you selected. On this Start Date, we will allocate the entire Holding Account Value, including any accrued interest, among the various Strategies according to your initial allocation instructions.

You may allocate your Purchase Payment to one or more of the index-linked investment options (each a Strategy) that provide a rate of return, positive, negative, or zero, based on the performance of one or more indices (each an Index) over a period of time. No purchase payments beyond the initial purchase payment will be accepted. Each Strategy provides potential for investment gains (Crediting Method) and protection against investment losses (Downside Protection). We offer Crediting Methods in the form of a Participation Rate, with or without a Cap, and Downside Protection in the form of a Buffer or a Floor. When calculating a positive rate of return, the Participation Rate is the percentage of the increase in the Index that we apply, and the Cap is the maximum percentage of positive Index Performance that we will credit to a Strategy. When calculating a negative rate of return, the Buffer establishes the amount of negative Index Performance that we will absorb, and the Floor is maximum amount of negative Index Performance that we will credit to a Strategy. A Strategy with a 0% floor will not be credited with negative Index Performance regardless of the amount of the negative Index Performance.

We only credit interest to or reduce Strategy Value (redeemable dollar value of a Strategy before any market value adjustment or deduction for a withdrawal charge) from a Strategy at the end of the Strategy Term or if you make a withdrawal or surrender the Contract during the Term. If you selected a Strategy with a Buffer and you take a withdrawal before the end of the Strategy Term, you will receive only a portion of the Buffer's protection, if Index performance is negative. If Index performance is positive, you will be credited with only a portion of any return. In each case, this occurs because the elements do not fully vest until the last day of the Strategy. You are always fully vested in the Floor and a withdrawal at any time will reflect any negative index performance down to the Floor.

We currently offer ten Strategies. We reserve the right to change or discontinue a Strategy for renewal Terms, but we guarantee that the available Strategy options will always include the following: (i) a Strategy with a 0% Floor (the Default Strategy), (ii) a Strategy with a Floor from -1% to -10%, and (iii) a Strategy with a Buffer between -10% and -25%.

Amounts allocated to any Strategy will fluctuate in value based on the performance of the Index and the elements associated with the Strategy that you select. You may lose money that you allocate to a Strategy. If you take a withdrawal or surrender the Contract, we will apply a Market Value Adjustment (MVA) and, if applicable, a withdrawal charge, which may reduce the amount you receive and could result in loss of principal and previously credited interest. The MVA applies to the amount withdrawn or surrendered in excess of the annual Free Withdrawal Amount. Application of the MVA to a withdrawal or a surrender that exceeds the annual Free Withdrawal Amount could reduce the Contract Value to less than the amount protected by any applicable Buffer(s) or Floor(s).

During the first six (6) years after we issue the Contract, amounts withdrawn or surrendered from the Contract in excess of the annual Free Withdrawal Amount are subject to a withdrawal charge and any applicable premium tax, in addition to the MVA. The withdrawal charge starts as 9% of the amount withdrawn or surrendered (adjusted for the MVA) in excess of the annual Free Withdrawal Amount and that percentage decreases each year to zero in the sixth year after we issue the Contract. The amount withdrawn will reflect any increase or decrease as a result of a positive or negative MVA. A negative MVA may increase the amount we deduct for the withdrawal charge.

This product is a complex insurance and investment vehicle and may not be appropriate for you if you are looking for a short-term investment or if you plan to take withdrawals or surrender the Contract before the end of the withdrawal charge period, MVA Period and/or a Strategy Maturity Date. Before you invest, you should speak with a financial professional about the Contract's features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.

This Prospectus sets forth basic information about the Contract that a prospective investor should know before investing. You may obtain an electronic copy of the Prospectus, as well as other material that we file electronically and certain material incorporated by reference, at the SEC web site (http://www.sec.gov).

The Company's ability to meet its obligations under the Contract is subject to the creditworthiness and claims-paying ability of the Company.

The Prospectus describes all material rights and obligations of purchasers under the Contract, including all state variations.

Please read this Prospectus carefully. You should keep a copy for future reference.

The Protective® Market Defender II Annuity is not a deposit or obligation of, or guaranteed by, any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and it is subject to investment risk, including the possible loss of principal and previously credited interest.

The SEC has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is [April 1], 2020

MD.[09.20]

TABLE OF CONTENTS

DEFINITIONS	3
SUMMARY	5
Key Features of Your Contract	8
Risk Factors	13
Other Important Information you Should Know	15
HOW YOUR CONTRACT WORKS	16
Purchasing the Contract	16
Use of the Contract in Qualified Plans	18
Allocating your Purchase Payments	19
Holding Account	19
Strategies	20
Effect of an Emergency Close	20
ACCESSING YOUR MONEY	28
Withdrawals and Surrenders	28
Surrender and Withdrawal Restrictions	32
Suspension or Delay in Payments	32
DEATH BENEFIT	32
Payment of the Death Benefit	34
Continuation of the Contract by a Surviving Spouse	35
Escheatment of Death Benefit	35
CHARGES AND DEDUCTIONS	35
Market Value Adjustment	35
Withdrawal Charge	36
Premium Taxes	38
Other Information	38
ANNUITY PAYMENTS	38
Annuity Date	38
Annuity Income Payments	39
Annuity Options	39
Minimum Amounts	40
Death of Annuitant or Owner After Annuity Date	40
FEDERAL TAX MATTERS	40
Introduction	40
Protective's Tax Status	40
TAXATION OF ANNUITIES IN GENERAL	40
Tax Deferral During Accumulation Period	40
Taxation of Withdrawals and Surrenders	41
Taxation of Annuity Payments	42
Taxation of Death Benefit Proceeds	42
Penalty Tax on Premature Distributions	42
Aggregation of Contracts	43
Exchanges of Annuity Contracts	43
Medicare Hospital Insurance Tax on Certain Distributions	43
QUALIFIED RETIREMENT PLANS	43
Direct Rollovers	48
FEDERAL INCOME TAX WITHHOLDING	48
THE COMPANY	49
LEGAL PROCEEDINGS	49
CYBER-SECURITY RISKS	49
EXPERTS	49
LEGAL MATTERS	50
REGISTRATION STATEMENT	50
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	50
REQUESTING DOCUMENTS	50
PUBLIC INFORMATION	50
GENERAL MATTERS	51
Error in Age or Gender	51
Incontestability	51
Non-Participation	51
Assignment or Transfer of a Contract	51
Notice	51
Modification	52
Reports	52
Settlement	52
Receipt of Payment	52
Protection of Proceeds	52
Minimum Values	52
Application of Law	52
No Default
DISTRIBUTION OF THE CONTRACTS	52
Distribution	52
Selling Broker-Dealers	53
Inquiries	54
CEFLI	54
FINANCIAL STATEMENTS	54
APPENDIX A	A-1
APPENDIX B: EXAMPLE OF INDEX SUBSTITUTION	B-1
APPENDIX C: INDEX PUBLISHERS	C-1
APPENDIX D: STATE CONTRACT AVAILABILITY AND VARIATIONS OF CERTAIN FEATURES	D-1

No one is authorized to make any statement that contradicts this prospectus or the information incorporated by reference into this prospectus. You must not rely upon any such statement. This prospectus is not an offer to inquire about, or purchase the securities described in any jurisdiction where it is unlawful to do so. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each such document, regardless of the time of delivery of this prospectus or any sale of a security.

DEFINITIONS

"We", "us", "our", "Protective Life", and "Company": refer to Protective Life Insurance Company. "You", "your" and "Owner" refer to the person(s) to who a Contract has been issued.

60 Day Rate Lock Period: The time period during which we guarantee the Crediting Method rate and Downside Protection rate for your initial Strategy selection(s). If we have received your signed application and at least the minimum required Purchase Payment, we guarantee the rates for your initial Strategy selection(s) for the 60 Day Rate Lock Period even if we declare new rates during that period.

Administrative Office: Protective Life Insurance Company, P. O. Box 10648, Birmingham, Alabama 35202-0648 (for Written Notice sent by U.S. postal service) or Protective Life Insurance Company, 2801 Highway 280 South, Birmingham, Alabama 35223 (for Written Notice sent by a nationally recognized overnight delivery service).

Annuity Date: The date as of which the Contract Value, less any applicable premium tax, is applied to an Annuity Option.

Annuity Option: The method you choose by which we will determine the amount, frequency and term of the annuity income payments beginning on the Annuity Date.

Buffer: One of the Strategy Elements. The maximum percentage of negative Index Performance that we absorb. If negative Index Performance exceeds the Buffer, that excess negative performance will be reflected in the Strategy Value.

Business Day: Any day on which Protective Life is open for regular business and on which every Index used to determine any value under this Contract is compiled and published by its owner. A Business Day ends at 4 p.m. Eastern Time.

Cap: One of the Strategy Elements. The maximum percentage of positive Index Performance that we use to determine Strategy Performance.

Code: The Internal Revenue Code of 1986, as amended.

Contract: The Protective® Market Defender II Annuity.

Contract Anniversary: The same relative month and day as Contract's first Strategy Start Date in each subsequent calendar year.

Contract Base: The sum of the Strategy Base(s) at the end of each Business Day.

Contract Value: At the end of each Business Day, the Contract Value is either (i) the Holding Account Value; or (ii) the sum of all the Strategy Values.

Contract Year: The approximate 12-month period beginning on the Contract's first Strategy Start Date and ending on the same relative month and day in each subsequent calendar year.

Crediting Method: The specific interest credit calculation method(s), in the form of a Participation Rate and/or Cap, that applies to a Strategy.

Default Strategy: A Strategy with a 0% Floor that uses the same Index as the maturing Strategy.

Downside Protection: The level negative of Index Performance risk we assume in the form of a Buffer or Floor.

Due Proof of Death: Receipt at our Administrative Office of a certified death certificate or judicial order from a court of competent jurisdiction or similar tribunal.

Floor: One of the Strategy Elements. The maximum negative Index Performance that we use to determine the Strategy Performance. The Floor is the maximum percentage loss that the Strategy can lose over a Term, even if negative Index Performance exceeds that percentage.

Free Withdrawal Amount: The amount of Contract Base that may be withdrawn each Contract Year without being subject to the Market Value Adjustment and, if applicable, the withdrawal charge. The available free withdrawal amount is calculated for each withdrawal requested.

Good Order ("Good Order"): A request or transaction generally is considered in "Good Order" if we receive it in our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the request or transaction in writing (or, when permitted, by telephone or Internet as described in the Prospectus) along with all forms, information and supporting legal documentation we require to effect the instruction or transaction. The specific requirements for Good Order for particular transactions are discussed in the relevant section of the Prospectus.

Holding Account: A temporary account used to receive and hold the Purchase Payment (or portions of the Purchase Payment) until being allocated to one or more Strategies according to your allocation instructions.

Holding Account Value: The Purchase Payment we receive plus any accrued interest.

Index Performance: The percentage change (increase or decrease) in the Strategy's Index between two points in time.

Issue Date: The Business Day as of which we credit the Purchase Payment (or the first portion of it that we receive) to the Contract and the date the Contract takes effect.

Maturity Date: The date on which a Strategy is scheduled to end.

Maturity Value: The value of a Strategy on its Maturity Date.

Market Value Adjustment ("MVA"): An adjustment we make to your Strategy Value if you take a withdrawal in excess of the Free Withdrawal Amount, or to the amount we pay you if you surrender the Contract, during an MVA Period. The MVA helps offset our costs and risks of owning fixed income and other investments used to back the guarantees under your Contract from the Strategy Date to the date you take a withdrawal or surrender the Contract. The MVA may be negative, positive, or zero. This means that the MVA may decrease, increase, or have no effect on the remaining Contract Value or the amount we withdraw from your Contract Value to pay your withdrawal request or the amount we pay you if you surrender the Contract.

MVA Period: A period during which an MVA will apply if you take a withdrawal in excess of the Free Withdrawal Amount, or if you surrender the Contract. The initial MVA Period is the first six (6) Contract Years. Following the initial MVA Period of six (6) Contract Years, the MVA Period is one (1) Contract Year and automatically renews each Contract Anniversary.

Participation Rate: One of the Strategy Elements. The specified percentage of Index Performance we use to calculate Strategy Performance.

Purchase Payment: The amount paid by the Owner and accepted by the Company as consideration for this Contract.

Qualified Contracts: Contracts issued in connection with retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.

Qualified Plans: Retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.

Start Date: The date on which a Strategy is established. Start Dates occur on the first and third Wednesday of each month,that is also a Business Day. If the first or third Wednesday of a month is not a

Business Day, the Start Date will be the following Business Day.

Strategy: A specifically defined method for calculating the gain or loss attributable to each allocation you make under the Contract. A Strategy is defined by its Strategy Elements.

Strategy Base: The amount allocated to establish a Strategy on its Start Date, minus an adjustment for subsequent withdrawals.

Strategy Elements: A Strategy's Term, Crediting Method (it's Participation Rate and, if applicable, Cap), and Downside Protection (Buffer or Floor).

Strategy Performance: Index Performance after applying the Strategy Elements and Vesting Factor. Strategy Performance generally limits the Index Performance that is applied when calculating the Strategy Value.

Strategy Value: The redeemable dollar value of a Strategy as of close of each Business Day, before application of the MVA and deduction of any applicable withdrawal charge, fees and premium tax. It is equal to the Strategy Base, multiplied by the Strategy Performance. On a Start Date, the Strategy Value is equal to the Strategy Base. On a Maturity Date, the Strategy Value is equal to the Maturity Value.

Surrender Value: The amount you are entitled to receive under the Contract in the event the Contract is terminated prior to the Annuity Date. The Surrender Value of the Contract is equal to the Contract Value on the surrender date adjusted by the MVA, minus the withdrawal charge (if the transaction occurs during the withdrawal charge period) and applicable premium tax.

Term: The duration of a Strategy which is generally the approximate one (1) year period from the Start Date through its Maturity Date.

Vesting Factor: A factor used to determine the portion of positive or negative Strategy Performance that we take into account when determining credited interest or a reduction in Strategy Value. The Vesting Factor varies depending upon whether Index Performance is positive or negative and, if applicable, the type of Downside Protection and the day of the Term.

Withdrawal Proceeds: The amount you receive from us after we process your withdrawal request.

Written Notice: A notice or request submitted in writing in a form satisfactory to the Company that we receive at the Administrative Office via U.S. postal service or nationally recognized overnight delivery service. Please note that we use the term "written notice" in lower case to refer to a notice that we may send to you.

SUMMARY

The Protective® Market Defender II Annuity is an individual single premium deferred registered index-linked annuity contract issued by Protective Life. We will only accept a Purchase Payment (or portions of it) identified on the application and that we receive on or before the 86th birthday of the oldest Owner or Annuitant. Additional Purchase Payments will not be accepted. Our refusal to accept additional Purchase Payments limits your ability to increase your Contract Value or the Death Benefit. This restriction also prevents you from making future contributions to a Qualified Contract, including periodic contributions to an employer-sponsored retirement plan or an IRA. (See "QUALIFIED RETIREMENT PLANS.").

Purchasing the Contract

We will issue the Contract once we receive the minimum Purchase Payment amount. We will hold your Purchase Payment in the Holding Account, unless we receive the entire Purchase Payment before 4 p.m. Eastern Time on a Start Date. Otherwise, we apply the Purchase Payment, as long as it satisfies the minimum Purchase Payment amount, to the Holding Account, and credit interest daily. Each additional portion will be applied to the Holding Account when we receive it. We must receive all remaining portions of your Purchase Payment within 60 days of the date we issue the Contract, and we will not accept any additional portions after that 60 day period. The interest rate for the Holding Account is declared in advance but may change from time to time in our sole discretion, subject to the minimum interest rate. Interest credited to the Holding Account will always be positive and is paid by Protective Life and subject to our claims paying ability.

Establishing your Strategies

We will establish your initial Strategy(ies) on the first available Start Date following the earlier of (1) when we have collected the entire amount of your Purchase Payment from all sources indicated on the application, or (2) 60 days after the Issue Date, assuming we have received, at least, the minimum Purchase Payment amount ($25,000). This means we will establish your Strategies based on the Purchase Payment amount we have received, even if that amount is less than the Purchase Payment amount stated on your application. Once we have established your Strategies, we will not accept any additional Purchase Payments. On this Start Date, we will allocate the entire Holding Account Value, including any accrued interest, among the various Strategies according to your initial allocation instructions.

The Contract offers Strategies that credit or deduct interest based, in part, on the performance of a broad based securities index over a one-year term. Credited interest is paid by Protective Life and subject to our claims paying ability. We calculate credited interest and reductions in Strategy Value based on percentage change in the value of the Strategy's Index, subject to the Strategy's Crediting Method, Downside Protection, and applicable Vesting Factor. There is no guarantee that an Index will be available during the entire time you own your Contract. We may eliminate or substitute an Index if there is a significant change in the calculation or composition of the Index, the cost to license, the cost to support the Strategies tied to the Index, requirements set forth by distribution partners, or the Index is discontinued or otherwise becomes unavailable. Upon substitution of an Index during the Term, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Strategy's Maturity Date or the date we calculate a request for a withdrawal or surrender. Currently the Strategies calculate performance based on the S&P 500® Price Return Index ("S&P 500 Index") and the MSCI EAFE Price Return Index ("MSCI EAFE Index"). The S&P 500 Index and the MSCI EAFE Index are both "price return" indexes and do not reflect dividends paid on the securities comprising the Index, and therefore the Index Performance under the Contract does not reflect the full investment performance of those securities.

Strategy Elements

We offer Strategies that differ based on the available Strategy Elements. The Strategy Elements are Term, Index, Crediting Method, and Downside Protection. We announce the Strategy Elements for each Strategy prior to the Start Date.

You can obtain information on the Crediting Methods and Downside Protection associated with each Strategy the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial professional who sold or services your Contract.

Crediting Methods

The Crediting Method creates potential for an investment gain and is provided in the form of a Participation Rate and/or a Cap. The Participation Rate is a specified percentage of positive Index Performance used to calculate Strategy Performance. The Cap establishes the maximum percentage of positive Index Performance that may be used to calculate Strategy Performance. The Participation Rate and Cap will never be less than the minimum Participation Rate and minimum Cap we identify in the chart at the end of this Summary. We guarantee the minimum Caps and Participation Rates for the life of the Contract.

Downside Protection

Downside Protection may limit an investment loss and is provided in the form of a Floor or a Buffer. The Floor establishes a limit on the level of negative Index Performance that may be used to calculate negative Strategy Performance. The Buffer establishes the amount of negative Index Performance that we will absorb. If negative Index Performance exceeds that the Buffer, the excess will be used to calculate negative Strategy Performance.

We currently offer ten Strategies. We reserve the right to change or discontinue a Strategy for renewal Terms, but we guarantee that the available Strategy options will always include the following: (i) a Strategy with a 0% Floor (the Default Strategy), (ii) a Strategy with a Floor from -1% to -10%, and (iii) a Strategy with a Buffer between -10% and -25%. We will file a supplement to this Prospectus before we discontinue a Strategy.

The Strategy Performance and Strategy Value will fluctuate daily based on the Strategy Elements and the applicable Vesting Factor. You may lose money that you allocate to a Strategy. Depending on the performance of the Index, Crediting Method, Downside Protection, and applicable Vesting Factor, such loss may be significant.

Vesting Factor

The Vesting Factor varies depending upon whether Index Performance is positive or negative and, if applicable, the type of Downside Protection and the day of the Term. When applied, the Vesting Factor determines the portion of positive or negative Strategy Performance that we take into account when determining any investment gain or loss. You are always fully vested in the Floor; negative Strategy Performance can never be less than the Floor.

For a Strategy with a Buffer, the Vesting Factor is a percentage based on the number of days elapsed since the Strategy's Start Date. Before the end of the Term, you will receive only a portion of the Buffer's protection, if Index performance is negative, and, if Index performance is positive, you will be credited with only a portion of any return because these elements do not fully vest until the Strategy Maturity Date. You should consider the Vesting Factor schedule, described in the "Strategies" section, when requesting a withdrawal or surrender before the end of a Term. For example, before a Maturity Date, either 25% (during first half of a Term) or 50% (during second half of a Term) of any positive Index Performance will be used in determining Strategy Value, which may be less than the return that would have been used if you waited until the Maturity Date. Similarly, if you have a Strategy with a Buffer, your Strategy Value may be significantly reduced if you make a withdrawal or surrender your Contract early during the Term because the vested portion of the Buffer increases throughout the Term. Please see page 26 - "Vesting Factor" for a schedule that quantifies the Vesting Factor.

Withdrawals and Surrenders

If you make a withdrawal or surrender the Contract, we will apply a Market Value Adjustment to any withdrawal or surrender that exceeds the Free Withdrawal Amount. A negative result from the Market Value Adjustment formula reduces the amount you receive or your remaining Contract Value, while a positive result from the Market Value Adjustment formula increases the amount you receive or your remaining Contract Value. During the last month of any MVA Period, the MVA is zero and will have no effect on the amount you receive or your remaining Contract Value.

Generally, any negative MVA, and therefore the amount we deduct from the amount you receive or your remaining Contract Value when applying the MVA, will be greater if you request a withdrawal or surrender early during an MVA Period, especially during the initial MVA Period. Application of a negative MVA to a withdrawal request or a surrender that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the amount protected by any applicable Buffer(s) or Floor(s). The initial MVA Period is the first six (6) Contract Years. Withdrawals and surrenders that exceed the Free Withdrawal Amount in the first six (6) Contract Years (the initial MVA Period or withdrawal charge period) are also subject to a withdrawal charge and any applicable premium tax, in addition to the Market Value Adjustment. The withdrawal charge percentage is a maximum of 9% on the amount of Contract Base that you withdraw, in excess of the Free Withdrawal Amount, and the percentage decreases to zero after the initial MVA Period. Following the initial MVA Period of six (6) Contract Years, the MVA Period is one (1) Contract Year and automatically renews each Contract Anniversary.

Because the amount you receive or your remaining Contract Value would reflect any increase or decrease as a result of a positive or negative MVA, a negative MVA can increase the amount we deduct for the withdrawal charge while a positive MVA can decrease the amount we deduct for the withdrawal charge.

Note: The application of the withdrawal charge and/or MVA to a withdrawal or surrender request that exceeds the Free Withdrawal Amount could reduce the Contract Value or Surrender Value to less than the amount protected by the Buffer(s) or Floor(s).

Protective Life Insurance Company is not an investment adviser and does not provide any investment advice to you with respect to the Contract.

You may apply to purchase the Contract through Investment Distributors, Inc. ("IDI"), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with IDI.

This product is a complex insurance and investment vehicle. Before you invest, you should speak with a financial professional about the Contract's features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.

	CONTRACT CHARGES AND FEES	LOCATION IN PROSPECTUS
Withdrawal Charge

The withdrawal charge, which we assess during the first six (6) Contract Years, is a set percentage of the amount of Contract Base that you withdraw (in excess of the Free Withdrawal Amount) and the percentage starts at 9% (maximum) and decreases each year until it reaches 0% on the 6th Contract Anniversary.

CHARGES AND DEDUCTIONS
Market Value Adjustment (MVA)

The MVA, which we assess on withdrawals and surrenders, can increase or decrease the amount you withdraw or your Contract Value or have no effect on those amounts. The MVA is a percentage that can be negative, positive, or zero. We apply that percentage to the amount of Contract Base that you withdraw (in excess of the Free Withdrawal Amount) to determine the dollar amount of the MVA.

CHARGES AND DEDUCTIONS
Premium Tax

If your state imposes a premium tax, we will deduct the amount of the tax when we accept your Purchase Payment or when you take a withdrawal or surrender the Contract. Premium tax rates currently range from 0% to 3.5%.

CHARGES AND DEDUCTIONS
Return of Purchase Payment Death Benefit Fee (optional)	The annual cost for this optional death benefit is established on the Contract Issue Date and is a percentage of the Death Benefit Value. The current annual cost is 0.20%.	DEATH BENEFIT

HOLDING ACCOUNT

Minimum Guaranteed Interest Rate
1%

STRATEGIES

Index	Current Floor	Current Buffer	Minimum Participation Rate	Minimum Cap
S&P 500	0%	—	50%	1.5%
S&P 500	- 5%	—	50%	1.5%
S&P 500	- 10%	—	50%	1.5%
S&P 500	- 20%	—	50%	1.5%
S&P 500	—	- 15%	50%	1.5%
MSCI EAFE	0%	—	50%	1.5%
MSCI EAFE	- 5%	—	50%	1.5%
MSCI EAFE	- 10%	—	50%	1.5%
MSCI EAFE	- 20%	—	50%	1.5%
MSCI EAFE	—	- 15%	50%	1.5%

Key Features of Your Contract
Your Contract	The Contract	The Protective® Market Defender II Annuity is an individual single premium deferred registered index-linked annuity contract.
How to Buy

The Contracts are sold through registered representatives of broker-dealers. Protective Life will issue your Contract when it receives and accepts your complete application information and a Purchase Payment through the broker-dealer you have selected.

Purchasing the Contract	Purchase Payment

The minimum Purchase Payment is $25,000. Our prior approval is required for Purchase Payments of more than $1,000,000. Additional Purchase Payments are not accepted. We will only accept a Purchase Payment received on or before the 86th birthday of the oldest Owner or Annuitant.

	Issue Age	The Contract must be issued before the oldest Owner's or Annuitant's 86th birthday.
Right to Cancel

You have the right to return the Contract within a certain number of days (which varies by state, but is never less than ten) after you receive it. The returned Contract will be treated as if it were never issued, and you will receive a refund of the Contract Value (without application of an MVA or being assessed a withdrawal charge), in states where permitted. This amount may be more or less than the Purchase Payment. In other states, we are required to refund the greater of the Contract Value or your Purchase Payment. If the Contract is an IRA and returned to us within seven days after you receive it, we are required to refund the full amount of the Purchase Payment. Please see "Appendix D" for state variations.

Allocating Your Contract Value	Holding Account	The Holding Account is an account designed to receive and hold the Purchase Payment (or portions of it) until it is allocated to one or more Strategies according to your allocation instructions. Because the MVA Period and withdrawal charge period begin on the initial Strategy Start Date, amounts in the Holding Account are not subject to the MVA and withdrawal charge. The interest rate for the Holding Account is declared in advance, but is not guaranteed for any specific period of time. You can obtain information on the current interest rate for the Holding Account the following ways:
• Directly from us by calling 1-800-456-6330;
• On our website at www.myaccount.protective.com; or
• From the financial professional who sold or services your Contract.
Strategy	Under a Strategy, we credit interest to or deduct an amount from Strategy Value based, in part, upon the performance of one of the market Indices over the Term of the Strategy. The actual amount of interest credited to or amount deducted from Strategy Value will depend upon the Crediting Method and Downside Protection that you choose, subject to the applicable Vesting Factor.
We offer Crediting Methods in the form of a Participation Rate and/or a Cap and Downside Protection in the form of a Floor or a Buffer. We are currently offering Floor options of 0%, -5%, -10%, and -20%, and a Buffer option of -15%. For new Strategies, we may change the Crediting Method or Downside Protection applicable to each Strategy, subject to the minimum Cap and Participation Rate. We currently offer ten Strategies. We reserve the right to change or discontinue a Strategy for renewal Terms, but we guarantee that the available Strategy options will always include the following: (i) a Strategy with a 0% Floor (the Default Strategy), (ii) a Strategy with a Floor from -1% to -10%, and (iii) a Strategy with a Buffer between -10% and -25%. You can obtain information on the Crediting Methods and Downside Protection associated with each Strategy the following ways:
• Directly from us by calling 1-800-456-6330;
• On our website at www.myaccount.protective.com; or
• From the financial professional who sold or services your Contract.
Term	The approximate one (1) year period from a Strategy's Start Date to its Maturity Date.
Index	The current indices we offer are the S&P 500 Price Return Index and the MSCI EAFE Price Return Index.
Transfers	At the end of the Strategy Term (i.e., the Maturity Date), you may use all or part of the Maturity Value to renew the Strategy or establish a new Strategy provided you satisfy the requirements for establishing new Strategies. You may not transfer any amounts from one Strategy to another Strategy before the Maturity Date.

Determining the Value of Your Contract	Contract Value	At the end of each Business Day, the Contract Value is either (i) the Holding Account Value, or (ii) the sum of all the Strategy Value(s).
Strategy Value	The value of each Strategy at the close of each Business Day is equal to the Strategy Base multiplied by the Strategy Performance. The Strategy Performance is the Strategy's Index Performance after the Strategy Elements have been applied, then multiplied by a Vesting Factor. On a Start Date, the Strategy Value is equal to the Strategy Base. On a Maturity Date, the Strategy Value is equal to the Maturity Value.
The Strategy Value includes any credited interest or reduction in Strategy Value, if any, since the Strategy's Start Date. We determine any credited interest or reduction in Strategy Value by applying a Vesting Factor. The Vesting Factor varies depending upon whether Index Performance is positive or negative and the type of Downside Protection and the day of the Term. To see how the Vesting Factor affects Strategy Value, see the Vesting Factor schedule on page 26.
If you make a withdrawal or surrender the Contract before a Maturity Date, the Strategy Value may be less than the Strategy Base and may be less than the amount you would receive had you held the Strategy until the Maturity Date. A withdrawal taken before a Maturity Date may result in a reduction of the Strategy Base that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest.
Maturity Value

On the Strategy Maturity Date, the Maturity Value is equal to the Strategy Base multiplied by 1 plus the Strategy Performance. The Maturity Value may reflect an increase in the Strategy Base from the amount of interest we credit as a result of positive Strategy Performance or a reduction in the Strategy Base as a result of negative Strategy Performance during the Term.

Accessing Your Money	Withdrawals and Surrenders	On or before the Annuity Date, you may request a withdrawal of a portion of your Contract Value or surrender your Contract. The amount of the withdrawal request must be at least $100 and the Contract Base after the withdrawal is processed must be at least $25,000 (not required for withdrawals taken to satisfy federal income tax rules concerning minimum distribution requirements applicable to your Contract).
During an MVA Period, we will apply a Market Value Adjustment to any withdrawal or surrender of the Contract that exceeds the Free Withdrawal Amount. The initial MVA Period is the first six (6) Contract Years. The initial MVA Period and the withdrawal charge period run concurrently for the first six (6) Contract Years. The withdrawal charge percentage starts at 9% and decreases to zero after the initial MVA Period. During the initial MVA Period, application of the MVA and the withdrawal charge to a withdrawal request that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the Downside Protection.
Following the initial MVA Period of six (6) Contract Years, each subsequent MVA Period is one (1) Contract Year and automatically renews each Contract Anniversary.
We only credit interest to or make a deduction from Strategy Value at the end of the Term or if you make a withdrawal or surrender the Contract during the Term. The Strategy Value reflects the positive or negative Index Performance, subject to a Vesting Factor. The Vesting Factor varies depending upon whether Index Performance is positive or negative and, if applicable, the type of Downside Protection and the day of the Term.
If you selected a Strategy with a Buffer and take a withdrawal before the end of the Strategy Term, You will receive only a portion of the Buffer's protection if Index Performance is negative. If Index Performance is positive, you will be credited with only a portion of the Index Performance. In each case, this occurs because the elements do not fully vest until the Strategy Maturity Date. If you selected a Strategy with a Floor, you are always fully vested in the Floor and a withdrawal at any time before the end of the Term will only reflect negative Index Performance down to the Floor. When applied, the Vesting Factor determines the portion of positive or negative Strategy Performance that we take into account when determining interest credited or a reduction in Strategy Value. Please see "HOW YOUR CONTRACT WORKS — Vesting Factor" for a description of the Vesting Factors and how we apply them under the Contract.
A withdrawal charge or Market Value Adjustment may reduce your Contract Value or the amount you receive from the requested withdrawal.
The Contract Value or Surrender Value of your Contract before the first Strategy Start Date is the Holding Account Value. On and after the first Strategy Start Date it is the Contract Value adjusted by the Market Value Adjustment, minus any applicable withdrawal charge. We will then deduct any applicable premium tax, and any required or requested tax withholding.
Withdrawals and surrenders will reduce the amount of the death benefit and may be subject to federal and state income taxes and, if taken before age 59 1/2, an additional 10% penalty tax.
Please see "Accessing Your Money — Withdrawals and Surrenders" section for examples.

Market Value Adjustment

We apply a Market Value Adjustment ("MVA") when you withdraw all or a portion of your Contract Value, in excess of the Free Withdrawal Amount, during an MVA period. It can decrease, increase, or have no effect on the amount we deduct from your Contract Base or the amount you receive from your withdrawal request. During the last month of any MVA Period, the MVA is zero and has no effect on the amount we deduct from your Contract Base or the amount you receive from your withdrawal request. For a complete description of the MVA and how we apply it, please refer to the "Market Value Adjustment" sections within the "CHARGES AND DEDUCTIONS" section of this Prospectus.

Accessing Your Money	Withdrawal Charges and Premium Taxes	We assess a withdrawal charge, if you withdraw or surrender all or a portion of your Contract Value, in excess of the Free Withdrawal Amount, during the initial MVA Period (first six (6) Contract Years), which is also the withdrawal charge period. After applying the MVA, we determine the amount of the withdrawal charge, by multiplying the Contract Base withdrawn, in excess of the Free Withdrawal Amount, by the applicable withdrawal charge percentage. The maximum withdrawal charge percentage under the Contract is 9%.
We will deduct any applicable state premium tax from any of the following: 1) your Purchase Payment, when we collect it, 2) when we process a withdrawal (or surrender) request, 3) from the death benefit, or 4) from the Contract Value, before we apply it to an Annuity Option.
Death Benefit	The Contract offers two different death benefits: (1) the Contract Value Death Benefit and (2) the Return of Purchase Payment Death Benefit.
The Contract Value Death Benefit is the greater of the Contract Value or the Surrender Value, less any applicable premium tax. If you elect the Return of Purchase Payment Death Benefit rider, we will compare the Contract Value and the Surrender Value with your Purchase Payment, and the death benefit will be the greater of those amounts less any applicable premium tax.
The Return of Purchase Payment Death Benefit provides extra protection in a down market and guarantees that your beneficiary(ies) will receive at least the amount of your Purchase Payment. Contract Value and Surrender Value are based on the Strategy Value, and the Vesting Factor could have a negative impact if we are determining the death benefit on any date other than a Strategy Maturity Date. In addition, we will factor in the MVA when calculating the Surrender Value.
You must select your death benefit option when you purchase the Contract. You may not change your death benefit selection after your Contract is issued. The Contract Value Death Benefit is included with your Contract at no additional charge. You may select the Return of Purchase Payment Death Benefit for an additional fee. For information on the Return of Purchase Payment Death Benefit fee, please refer to the Contract Charges and Fees table on page 7 of this Prospectus.
Annuitizing Your Contract	Annuity Options	We currently offer the following Annuity Options: (1) payments for a certain period or (2) life income with or without payments for a certain period for one or two Annuitants.

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

•  Liquidity Risk — The Contract is intended to be a long-term investment that you may use to help save for retirement; it is not designed for short-term investing. While you are always permitted to take withdrawals or surrender the Contract at any time, a surrender or withdrawal in excess of the Free Withdrawal Amount at any time during an MVA Period is subject to a Market Value Adjustment. A surrender or withdrawal in excess of the Free Withdrawal Amount during the initial MVA Period (first six (6) Contract Years) is also subject to a withdrawal charge.

•  Risk of Loss — There is a risk of substantial loss of your investment depending upon the performance of the Strategy(ies) to which you allocated your Contract Value. Negative Index Performance may cause your Strategy Performance to be negative down to the amount of the Floor or in excess of the Buffer.

  As an example using a Strategy with a Floor, assume on a Start Date you invest $10,000 in an S&P 500 Strategy with a -10% Floor. On the Maturity Date, the S&P 500 Index is down -15%. As a result, your Strategy Performance is -10% and the Strategy will have a Maturity Value of $9,000.

  As an example using a Strategy with a Buffer, assume on a Start Date you invest $10,000 in an S&P 500 Strategy with a -10% Buffer. On the Maturity Date, the S&P 500 Index is down -15%. As a result, your Strategy Performance is -5% and the Strategy will have a Maturity Value of $9,500.

  Withdrawals and surrenders may reduce the Strategy Value to less than the Strategy Base or less than the amount you would have received had you not withdrawn until the Maturity Date. If you selected a Strategy with a Buffer and take a withdrawal before the end of the Strategy Term, you will receive only a portion of the Buffer's protection if Index Performance is negative. If Index Performance is positive, you will be credited with only a portion of the Index Performance. In each case, this occurs because these elements do not fully vest until the Strategy Maturity Date. If you selected a Strategy with a Floor, you are always fully vested in the Floor and a withdrawal at any time before the end of the Term will only reflect negative Index Performance down to the Floor.

  In addition, withdrawals and surrenders in excess of the Free Withdrawal Amount during an MVA Period are subject to a Market Value Adjustment. A surrender or withdrawal in excess of the Free Withdrawal Amount taken during the initial MVA Period (first six (6) Contract Years) is also subject to a withdrawal charge. You may lose principal and previously credited interest when a withdrawal is taken before a Maturity Date, even if Index Performance has been positive. In an increasing interest rate environment, the MVA could reduce the amount received to less than the Downside Protection.

  Strategy Performance is based on a single point in time. It is not affected by Index Performance on any date between the Strategy Start Date and Strategy Maturity Date. Strategy Performance may be negative even if Index Performance was positive for some or most of the Strategy Term. As a result, your Maturity Value may be less than the Strategy Base, even if Index Performance has been positive through some, or most, of the Strategy Term.

•  Limitation on Allocations among Strategies — You may re-allocate your Contract Value among the available Strategies only on the Maturity Date and only if the Maturity Date occurs before your Annuity Date. For new Strategies, we may change the Crediting Method or Downside Protection applicable to each Strategy. Not more than 45, nor less than 30 calendar days before a Maturity Date, we will advise you of the upcoming Maturity Date and request instructions for allocation of the Maturity Value. The notice we send will include a description of the maturing Strategy's Strategy Elements, and how to obtain information on the Strategy Elements for each Strategy that will be offered on the upcoming Start Date. Because the notice will be sent to you well in advance of the Maturity Date, the notice will not include the Maturity Value for the Strategy, nor will it provide information on the Strategies that will be offered at that time. On the Start Date, the Company will establish new Strategies that you can invest in by allocating Maturity Value from a maturing Strategy. Two weeks prior to these Start Dates, the Company will declare the Term, Index, Crediting Method(s) and Downside Protection for each Strategy that will be offered on the upcoming Start Date. You may obtain this information the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial professional who sold or services your Contract.

  Some Strategies may not be offered in the future, and you assume the risk that the new Strategy Elements for a Strategy may be less favorable than the Strategy Elements under your current Strategy.

  If you do not provide instructions for the allocation of your Strategy Maturity Value and you did not opt for automatic rebalancing, we will follow the instructions we have on file and apply the entire Maturity Value to a new Strategy, as long the new Strategy has the same Strategy Term and Downside Protection as the maturing Strategy. You assume the risk that the Cap and Participation Rate for the new Strategy may less favorable than the Cap and Participation Rate under the maturing Strategy and other Strategies that we currently offer.

•  Strategy Discontinuation — We currently offer ten Strategies. We reserve the right to change or discontinue a Strategy for renewal Terms, but we guarantee that the available Strategy options will always include the following: (i) a Strategy with a 0% Floor (the Default Strategy), (ii) a Strategy with a Floor from -1% to -10%, and (iii) a Strategy with a Buffer between -10% and -25%. We regularly monitor the performance of each of the Strategies. From time to time, it may become necessary to cease offering, completely or temporarily, a particular Strategy. We reserve the right to discontinue making available new Strategies when our ability to offer those Strategies has been reduced due to changes in external forces such as the economic environment or actions taken by competitors. We may also discontinue a particular Strategy if there is insufficient volume to justify the continuation.

  The allocation instructions your provide us on your application automatically become your default instructions, and we will follow these default instructions unless (1) you provide us new instructions or (2) we are unable to follow your instructions because we have discontinued a particular Strategy or Strategies. If you instructed us to allocate an amount to a particular Strategy for an upcoming Strategy Start Date, and we do not offer that Strategy on the Start Date, we will attempt to contact you or your financial professional to request new allocation instructions. If we do not receive new allocation instructions by 4 p.m. Eastern Time on the Strategy Start Date, we will transfer the relevant Strategy's entire Maturity Value to the Default Strategy. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount at the end of the Term to the then available Strategies. The amount you instructed us to allocate to that particular (no longer available) Strategy will remain in the Default Strategy, with automatic renewal at the end of each Term, until you provide us new allocation instructions. It is important to note that we will not discontinue a Strategy once its Term has begun.

•  Market Value Adjustment Risk — We apply an MVA if you take a withdrawal or surrender your Contract. The MVA protects us from the risk of loss due to a change in interest rates if we need to liquidate investments used to support the guarantees under your Contract. The MVA may be negative, positive or result in no change. You bear the risk that the MVA may reduce the amount you receive or your Contract Value.

•  Changes to Floors, Buffers, Participation Rates and Caps for New Strategies — Floors, Buffers, Participation Rates and Caps for new Strategies are set by us at our discretion, with Participation Rates and Caps subject to contractual minimums. You risk the possibility that the Floors, Buffers, Participation Rates and Caps for new Strategies may not be as favorable as the Floors, Buffers, Participation Rates and Caps for your current Strategies. The Floor or Buffer, Participation Rate and/or Cap for a Strategy are guaranteed through the Strategy Maturity Date; however, they may vary each time a new Strategy starts. We will always make available a Strategy with a Floor of 0%.

•  Risks Associated with the Reference Indices — Because the S&P 500® Price Return Index and the MSCI EAFE Price Return Index are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities. These market fluctuations may cause losses in Strategies. The S&P 500 Index and the MSCI EAFE Index are both "price return" indexes and do not reflect dividends paid on the securities comprising the Index, and therefore the Index Performance under the Contract does not reflect the full investment performance of those securities.

  S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.

  MSCI EAFE Index. MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets countries around the world. The securities comprising the MSCI EAFE Index are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). The MSCI EAFE Index is an unmanaged, capitalization-weighted index of companies representing the stock markets of Europe, Australasia and the Far East. It is designed to measure the equity market performance of developed markets, excluding the United States and Canada. The MSCI EAFE Index used in the Contract is expressed in U.S. dollars, and therefore takes into account the performance of the local currency (or currencies) relative to the dollar. In general, foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets.

  See Appendix C for important information regarding the publishers of the Indices.

  Note: When you purchase the Contract, you are not investing in a securities index or buying shares of stock.

•  Risk That We May Eliminate or Substitute an Index — There is no guarantee that an Index will be available during the entire time you own your Contract. We may eliminate or substitute an Index, at any time, including before the end of a Term, if there is a significant change in the calculation or composition of the Index, the cost to license, the cost to support the Strategies tied to the Index, requirements set forth by distribution partners, or the Index is discontinued or otherwise becomes unavailable. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Index Performance and affect how you want to allocate Contract Value among the available Strategies. We will not substitute the Index until the new Index has been approved by the appropriate insurance regulatory authority. Upon substitution of an Index during the Term, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Strategy's Maturity Date or the date we calculate a request for a withdrawal or surrender. An Index substitution will not change the Crediting Method or Downside Protection for an existing Strategy. The performance of the new Index may not be as good as the one that it replaced and as a result your Strategy Performance may have been better if there had been no substitution. See Appendix B for an Index Substitution example. If we substitute the Index and you do not wish to allocate your Contract Value to the Strategies available under the Contract, you may surrender your Contract, but you may be subject to a withdrawal charge and an MVA, which may result in a loss of principal and previously credited interest. A surrender may also be subject to federal and state income taxes and, if taken before age 59 1/2, an additional 10% penalty tax.

•  Creditor and Solvency Risk — Our general account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements. Additionally, our financial statements and information concerning our business and operations is incorporated in this Prospectus by reference to Protective Life's Annual Report on Form 10-K.

Other Important Information You Should Know

•  No Ownership Rights — You have no ownership rights in the underlying stocks comprising the Index. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Index and you do not have any ownership interest or rights arising from the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions. Further, if the performance of an Index is greater than your applicable Cap, the interest credited may be lower than the gain you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected Index.

•  No Affiliation with Index or Underlying Stocks — We are not affiliated with the sponsor of the Index or the underlying stocks comprising that Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

•  Possible Tax Law Changes — There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

HOW YOUR CONTRACT WORKS

Purchasing the Contract

Purchase Payments

The minimum Purchase Payment is $25,000. We will issue the Contract once, we receive the minimum Purchase Payment amount. You may make the Purchase Payment by check payable to Protective Life Insurance Company or by any other method we deem acceptable. The Purchase Payment is generally allocated to the Holding Account, unless the entire Purchase Payment is received on a Start Date before 4 p.m. Eastern Time in which case we will allocate your Purchase Payment to the Strategy(ies) you selected. If your Purchase Payment is coming from different sources or we expect to receive portions of it at different times, we will issue the Contract, as long as it is in Good Order, when we receive the minimum Purchase Payment amount and apply that amount to the Holding Account. Each additional portion will be applied to the Holding Account when we receive it. We must receive any remaining portions of your Purchase Payment within 60 days of the date we issue the Contract. The Start Date for your initial Strategy(ies) will be the first available Start Dates the earlier of (1) when we have collected the entire amount of your Purchase Payment from all sources indicated on the application, or (2) 60 days after the Issue Date, assuming we have received the minimum Purchase Payment amount. On this Start Date, we will allocate the entire Holding Account Value, including any accrued interest, among the various Strategies according to your initial allocation instructions. Because we only offer Start Dates on the 1st and 3rd Wednesday of each month, your Purchase Payment may remain in the Holding Account for a substantial period of time before being allocated to the Strategies.

We will only accept a Purchase Payment that we receive on or before the 86th birthday of the oldest Owner or Annuitant, regardless of when the order was initiated. For purposes of determining the eligibility of a Purchase Payment, an order for a Contract is initiated when you or your financial adviser submit an electronic ticket order, an application, or signed forms requesting the transfer or exchange of assets from another account or insurance contract. Keep this age limitation for accepting the Purchase Payment in mind when you order to allow sufficient time for us to receive the funds. Under certain circumstances, we may be required by law to reject a Purchase Payment.

We retain the right to limit the maximum Purchase Payment that can be made without prior Administrative Office approval. This amount is currently $1,000,000. We may impose conditions for our acceptance of a Purchase Payment greater than $1,000,000.

We reserve the right to limit, temporarily hold in suspense, or reject any Purchase Payment at any time. We may exercise this right if required by law or if we determine there are suspicious circumstances or activity surrounding your Purchase Payment, or portions of it.

Because of our refusal to accept subsequent Purchase Payments, you are unable to increase your Contract Value (and therefore the Death Benefit payable under the Contract) through subsequent Purchase Payments. In evaluating the purchase of a Qualified Contract, purchasers should take into consideration that they will not be able to make annual contributions to the Qualified Contract because additional Purchase Payments are not permitted and Protective Life reserves the right to limit, suspend or reject any Purchase Payment at any time. You should consult with your financial professional prior to purchasing the Contract.

60 Day Rate Lock Period

The Strategy Elements for your initial Strategy selection(s) are guaranteed for 60 days. In order to receive the guaranteed rates associated with those Strategy Elements, we must receive your signed application and the minimum Purchase Payment amount at our Administrative Office within 60 days of the date you sign your application. If we do not receive both your signed application and the minimum Purchase Payment amount within 60 days of the date you sign your application, then the rates for the Strategy Elements will be the then-current rates in effect on the Issue Date. However, our procedures may result in the return of your application if we do not receive your Purchase Payment within 60 days of the date you sign your application. For a state-by-state description of all material variations of this Contract, including whether a different rate lock period applies in your state, see Appendix D later in this Prospectus.

You can obtain information on the Crediting Methods and Downside Protection associated with your initial Strategy selection(s) the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial professional who sold or services your Contract.

Parties to the Contract

Owner

The Owner is the person or persons who own the Contract and is entitled to exercise all rights and privileges provided in the Contract. Two persons may own the Contract together. In the case of two Owners, provisions relating to action by the Owner means both Owners acting together. However, Protective Life may accept instructions from one Owner on behalf of both Owners. Protective Life will only issue a Contract prior to each Owner's 86th birthday. Individuals as well as nonnatural persons, such as corporations or trusts, may be Owners. In the case of Owners who are nonnatural persons, age restrictions apply to the Annuitant.

The Owner of this Contract may be changed by Written Notice provided:

(1) each new Owner's 86th birthday is after the Issue Date; and

(2) each new Owner's 95th birthday is on or after the Annuity Date.

Naming a nonnatural person as an Owner or changing the Owner may result in a tax liability. See "Taxation of Annuities in General."

Beneficiary

The Beneficiary is the person or persons who may receive the benefits of this Contract upon the death of any Owner.

Primary — The Primary Beneficiary is the surviving Owner, if any. If there is no surviving Owner, the Primary Beneficiary is the person or persons designated by the Owner and named in our records.

Contingent — The Contingent Beneficiary is the person or persons designated by the Owner and named in our records to be Beneficiary if the Primary Beneficiary is not living at the time of the Owner's death.

If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner's death, the Beneficiary will be the estate of the deceased Owner. If any Owner dies on or after the Annuity Date, the Beneficiary will become the new Owner.

Unless designated irrevocably, the Owner may change the Beneficiary by Written Notice prior to the death of any Owner. An irrevocable Beneficiary is one whose written consent is needed before the Owner can change the Beneficiary designation or exercise certain other rights. In the case of certain Qualified Contracts, Treasury Department regulations prescribe certain limitations on the designation of a Beneficiary.

Annuitant

The Annuitant is the person or persons on whose life annuity income payments may be based. The first Owner shown on the application for the Contract is the Annuitant unless the Owner designates another person as the Annuitant. The Contract must be issued prior to the Annuitant's 86th birthday. If the Annuitant is not an Owner and dies before the Annuity Date, the Owner will become the new Annuitant unless the Owner designates otherwise. However, if any Owner is a nonnatural person, the death of the Annuitant will be treated as the death of the Owner.

The Owner may change the Annuitant by Written Notice prior to the Annuity Date. However, if any Owner is not a natural person, then the Annuitant may not be changed. The new Annuitant's 95th birthday must be on or after the Annuity Date in effect when the change of Annuitant is requested.

Payee

The Payee is the person or persons designated by the Owner to receive the annuity income payments under the Contract. The Annuitant is the Payee unless the Owner designates another party as the Payee. The Owner may change the Payee at any time.

Issuance of a Contract

To purchase a Contract, you must submit certain application information and a Purchase Payment to Protective Life through a licensed representative of Protective Life. Any such licensed representative must also be a registered representative of a broker/dealer having a distribution agreement with Investment Distributors, Inc. Protective Life reserves the right to accept or decline a request to issue a Contract. Contracts may be sold to or in connection with retirement plans which do not qualify for special tax treatment as well as retirement plans that qualify for special tax treatment under the Code.

If the necessary application information for a Contract accompanies the Purchase Payment, we will issue the Contract. If we do not receive the necessary application information, Protective Life will retain the Purchase Payment for up to five business days while it attempts to complete the information. If the necessary application information is not complete after five business days, Protective Life will inform the applicant of the reason for the delay and return the Purchase Payment immediately unless the applicant specifically consents to Protective Life retaining it until the information is complete. Once the information is complete, we will issue the Contract. We require allocation instructions for your application to be in Good Order. We will apply the Purchase Payment in accordance with your allocation instructions. If you do not provide us with allocation instructions, your application will not be in Good Order. You may transmit information necessary to complete an application to Protective Life by telephone, facsimile, or electronic media.

The Contract is between you and Protective Life. The Contract is not an investment advisory account, and Protective Life is not providing any investment advice or managing the allocations under your Contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the Contract, have the sole authority to make investment allocations and other decisions under the Contract.

Right to Cancel

If for any reason you are not satisfied with your Contract, you have the right to return the Contract within a certain number of days, which is at least ten, after you receive it, along with a written cancellation request, to our Administrative Office or the financial professional who sold it. If state law requires, this "free look" period may be longer than 10 days.

If you cancel your Contract during your "free look" period, we will not assess a withdrawal charge or an MVA. The returned Contract will be treated as if it were never issued, and you will receive a refund of the Contract Value, in states where permitted. This amount may be more or less than your Purchase Payment. In other states, we are required to refund the greater of the Contract Value or your Purchase Payment.

Other material state variations may apply. See Appendix D for information on material state variations. State variations are identified in a special contract form used in that state. If you would like to review a copy of the contract form for your particular state, contact our Customer Service at 1-800-456-6330 or your financial representative.

For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your Purchase Payment. For individual retirement annuities and Contracts issued in states where, upon cancellation, we return at least your Purchase Payment, we reserve the right to keep all or a portion of your Purchase Payment in the Holding Account during the "free look" period. After the expiration of the "free look" period, we will allocate your Purchase Payment according to your allocation instructions on the next Strategy Start Date.

We may require that you wait six months before you may apply for a Contract with us again if:

•  you cancel your Contract during the free look period; or

•  you change your mind before you receive your Contract whether we have received your Purchase Payment or not.

Please see "Federal Tax Matters" later in this Prospectus for possible consequences of cancelling your Contract. Our Administrative Office, or your financial professional, can provide you with the cancellation instructions.

Use of the Contract in Qualified Plans

You may purchase the Contract on a non-qualified basis. You may also purchase it for use within certain qualified retirement plans or in connection with other employee benefit plans or arrangements that receive favorable tax treatment. Such qualified plans include individual retirement accounts and individual retirement annuities (IRAs), and pension and profit sharing plans (including H.R. 10 Plans). Many of these qualified plans, including IRAs, provide the same type of tax deferral as provided by the Contract. The Contract, however, provides benefits and features not provided by such retirement plans and employee benefit plans or arrangements alone. There may be costs and expenses under the Contract related to these benefits and features. You should consult a qualified tax and/or financial adviser regarding the use of the Contract within a Qualified Plan or in connection with other employee benefit plans or arrangements. You should carefully consider the benefits and features provided by the Contract in relation to their costs as they apply to your particular situation. (See "Qualified Retirement Plans.")

Allocating your Purchase Payment

You must provide us with instructions on how to allocate your Contract Value to the Strategies. Allocations must be in dollars or whole percentages. The allocation instructions your provide us on your application automatically become your default allocation instructions, and we will follow these default instructions unless (1) you provide us new instructions or (2) we are unable to follow your instructions because we have discontinued a particular Strategy or Strategies.

If you instructed us to allocate an amount to a particular Strategy for an upcoming Strategy Start Date, and we do not offer that Strategy on the Start Date, we will attempt to contact you or your financial professional to request new allocation instructions. If we do not receive new allocation instructions by 4 p.m. Eastern Time on the Strategy Start Date, we will transfer the relevant Strategy's entire Maturity Value to the Default Strategy. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount at the end of the Term to the then available Strategies. The amount you instructed us to allocate to that particular (no longer available) Strategy will remain in the Default Strategy, with automatic renewal at the end of each Term, until you provide us new allocation instructions. It is important to note that we will not discontinue a Strategy once its Term has begun.

You can elect to rebalance your Contract Value on a Contract Anniversary. With this option, we will rebalance or reallocate the Contract Value among all of your selected Strategies according to your allocation instructions.

The Purchase Payment is generally allocated to the Holding Account, unless the entire Purchase Payment is received on a Start Date before 4 p.m. Eastern Time. If your Purchase Payment is coming from different sources or we expect to receive portions of it at different times, we will issue the Contract when we receive the minimum Purchase Payment amount and apply that amount to the Holding Account. Each additional portion will be applied to the Holding Account when we receive it. We must receive any remaining portions of your Purchase Payment within 60 days of the Contract Issue Date, and we will not accept any additional portions after that 60 day period. The Start Date for your initial Strategy(ies) will be the first available Start Date following the earlier of (1) when we have collected the entire amount of your Purchase Payment from all sources indicated on the application, or (2) 60 days after the Contract Issue Date, assuming we have received, at least, the minimum Purchase Payment amount ($25,000). Once we have established your Strategies, we will not accept any additional Purchase Payments.

Owners may change allocation instructions by Written Notice at any time. Owners may also change instructions by telephone, facsimile, automated telephone system or via the Internet at www.protective.com ("non-written instructions"). For non-written instructions regarding allocations, we may require a form of personal identification prior to acting on instructions and we will record any telephone voice instructions. If we follow these procedures, we will not be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to limit or eliminate any of these non-written communication methods for any Contract at any time for any reason.

Holding Account

The Holding Account is a temporary account used exclusively to accumulate and hold the Purchase Payment (or portions of it) until it is applied to the Strategy(ies) on the Contract's initial Strategy Start Date. The Holding Account is not treated as a Strategy. On and after the Business Day we apply the Holding Account Value to the Strategy(ies) according to your allocation instructions, the Holding Account Value will be $0.

The Purchase Payment is generally allocated to the Holding Account, unless the entire Purchase Payment is received on a Start Date before 4 p.m. Eastern Time in which case we will allocate your Purchase Payment to the Strategy(ies) you selected. The interest rate for the Holding Account is declared in advance, but is not guaranteed for any specific period of time. Generally, we review and declare the interest rate for the Holding Account at certain intervals (for example, every two weeks); however, we reserve the right to declare a new interest rate at any time and without any prior notice to you. We will not declare an interest rate for the Holding Account less than a minimum interest rate of 1%. The minimum interest rate may be higher in some states. You can obtain information on the current interest rate for the Holding Account the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial professional who sold or services your Contract.

Interest rates for the Holding Account have an effective date — the date on which the rate takes effect. The effective date will not be earlier than the day immediately following the day on which the rate is declared, but it may be later. On and after each effective date, that rate applies to the entire Holding Account, and remains in effect until we set a different rate.

Strategies

The Contract offers Strategies for allocating your Contract Value. A Strategy is defined by the dollar amount applied to establish it and the Strategy Elements.

You may establish a Strategy only on its Start Date by allocating all or a portion of your Purchase Payment or by allocating Maturity Value from a maturing Strategy. On the Start Date, we will establish new Strategies according to your allocation instructions.

Not less than two weeks prior to a Start Date, the Company will declare the Strategy Elements for the Strategies that will be available on that date. You may obtain this information the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial professional who sold or services your Contract.

Note: We currently offer ten Strategies. We reserve the right to change or discontinue a Strategy for renewal Terms, but we guarantee that the available Strategy options will always include the following: (i) a Strategy with a 0% Floor (the Default Strategy), (ii) a Strategy with a Floor from -1% to -10%, and (iii) a Strategy with a Buffer between -10% and -25%. If we decline to offer a particular Strategy on a Start Date, it will not impact any Strategies previously established.

The Strategies experience gains or losses based in part on the performance of an Index. Allocating to a Strategy is not an investment in the securities markets, or in underlying mutual funds sometimes known as "index funds."

Strategy Elements

Each Strategy is defined by the following Strategy Elements: the Index, a Crediting Method, Downside Protection, and a Term.

Index and Index Performance

The Indices we currently offer are the S&P 500 Index and the MSCI EAFE Index. Index Performance is the measure of the percentage increase or decrease in the reference Index between two points in time. We calculate Index Performance on each Business Day for purposes of determining the Strategy Performance and then the Strategy Value. However, any interest credited or amount deducted resulting from Strategy Performance is not actually realized unless that Business Day is: the Strategy's Maturity Date; or, a day you make a withdrawal from (or a surrender of) your Contract. Strategy Performance is the Strategy's Index Performance after applying the Strategy Elements, and applicable Vesting Factor. Strategy Performance may be different than Index Performance.

Effect of an Emergency Close or Interruption on an Index

It is possible that the market on which an Index is based could experience an emergency close, or that the compiler of the Index experience an interruption that prevents calculation and/or publication of the closing Index value on a Business Day. This would impact our ability to establish or mature Strategies based on the affected Index. Therefore, if any Index experiences an emergency or interruption of business and cannot publish a closing value, we will delay the Maturity Date or Start Date for the Contract until the next Business Day.

Crediting Methods

Each Strategy will have a Crediting Method. The Crediting Method for a Strategy will not change during the Term of the Strategy. The Crediting Methods we offer include a Participation Rate and may include a Cap and are described in the table below. The Participation Rate may be greater than but will never be less than 50% (the minimum

Participation Rate). The Cap, if applicable to the Strategy, will place a limit on the positive Index Performance that we will use to calculate the Strategy Performance and, in turn, limit the interest that may be credited to Strategy Value.

Participation Rate

A Participation Rate is a specified percentage of Index Performance that we use to calculate the Strategy Performance. The Participation Rate may be greater than but will never be less than the minimum Participation Rate, which is 50%. The Participation Rate only applies to positive Index Performance.

Cap

The Cap is the maximum percentage of positive Index Performance that may be used to calculate Strategy Performance. The Cap will never be less than the minimum Cap we identify in the chart in the Summary section of this Prospectus and on the Schedule of your Contract, regardless of the Participation Rate or Downside Protection. On the Maturity Date, the positive Index Performance used to calculate Strategy Performance will be the lesser of the actual positive percentage change in the value of the Index over the Term or the Strategy Cap.

Please consult your financial professional for information on current Participation Rates and Caps.

The following three examples demonstrate three potential Crediting Method scenarios on a Strategy Maturity Date. Assume you invested in an S&P 500 Strategy with a Floor of -10% and a Strategy Base of $10,000. Only positive Index Performance is illustrated, as the Cap only applies to positive performance.

Example 1: 12% Cap and 100% Participation Rate.
			Formula
	S&P 500 Index Performance =	15%
	Strategy Performance =	12%	lesser of Cap (12%) or (Participation Rate (100%) x Index Performance (15%))
	Interest credited ($) =	$1,200	$10,000 x Cap (12%)
	Strategy Maturity Value =	$11,200	$10,000 + $1,200
Example 2: No Cap and 120% Participation Rate
			Formula
	S&P 500 Index Performance =	15%
	Strategy Performance =	18%	Participation Rate (120%) x Index Performance (15%)
	Interest credited ($) =	$1,800	($10,000 x Participation Rate (120%)) x 15%
	Strategy Maturity Value =	$11,800	$10,000 + $1,800
Example 3: 12% Cap and 120% Participation Rate
			Formula
	S&P 500 Index Performance =	15%
	Strategy Performance =	12%	(lesser of Cap (12%) or Participation Rate (120%)) x Index Performance (15%)
	Interest credited ($) =	$1,200	$10,000 x Cap (12%)
	Strategy Maturity Value =	$11,200	$10,000 + $1,200
Example 4: No Cap and 50% Participation Rate
			Formula
	S&P 500 Index Performance =	15%
	Strategy Performance =	7.5%	Participation Rate (50%) x Index Performance (15%)
	Interest Credited ($) =	$750	($10,000 x Participation Rate (50%)) x 15%
	Strategy Maturity Value =	$10,750	($10,000 + $750)
Example 5: 12% Cap and 50% Participation Rate
			Formula
	S&P 500 Index Performance =	15%
	Strategy Performance =	7.5%	lesser of Cap (12%) or (Participation Rate (50%) x Index Performance (15%))
	Interest Credited ($) =	$750	($10,000 x Participation Rate (50%)) x 15%
	Strategy Maturity Value =	$10,750	($10,000 + $750)

Downside Protection

Each Strategy will have Downside Protection that will not change during the Strategy Term. Downside Protection is described in the table below.

Floor

The Floor is a limit on negative Index Performance. The Floor is the maximum percentage loss, due to negative Index Performance, you can experience over the Strategy Term, even if negative Index Performance falls below the Floor. We are currently offering Floor options of 0%, -5%, -10%, and -20%. A 0% floor means you will not experience any loss due to the performance of the Index.

Buffer

The Buffer is a limit on negative Index Performance up to a specified percentage of loss. If negative Index Performance exceeds the Buffer, that excess negative performance will reduce the Strategy Value. Your exposure to negative performance is reduced by the Buffer, but your ultimate exposure can be substantial. We are currently offering a Buffer option of -15%.

Note: The application of the withdrawal charge and/or MVA to a withdrawal or surrender request that exceeds the Free Withdrawal Amount could reduce the Contract Value or Surrender Value to less than the amount protected by the Buffer(s) or Floor(s).

The following examples demonstrate two potential Downside Protection scenarios on a Strategy Maturity Date with a Floor. Assume you invested in an S&P 500 Strategy with a Floor of -10% and a Strategy Base of $10,000. Only negative Index Performance is illustrated, as the Floor only applies to negative performance.

Example 1: -10% Floor
			Formula
	S&P 500 Index Performance =	-5%
	Strategy Performance =	-5%	larger of Floor (-10%) or Index Performance (-5%)
	Interest deducted ($) =	-$500	$10,000 x Index Performance (-5%)
	Strategy Maturity Value =	$9,500	$10,000 – $500
Example 2: -10% Floor
			Formula
	S&P 500 Index Performance =	-15%
	Strategy Performance =	-10%	larger of Floor (-10%) or Index Performance (-15%)
	Interest deducted ($) =	-$1,000	$10,000 x Floor (-10%)
	Strategy Maturity Value =	$9,000	$10,000 – $1,000

The following examples demonstrate two potential Downside Protection scenarios on a Strategy Maturity Date with a Buffer. Assume you invested in an S&P 500 Strategy with a Buffer of -15% and a Strategy Base of $10,000. Only negative Index Performance is illustrated, as the Buffer only applies to negative performance.

Example 1: -15% Buffer
			Formula
	S&P 500 Index Performance =	-5%
	Strategy Performance =	-5%	If Index Performance (-5%) is between 0% and the Buffer (-15%), then 0%.
	Interest deducted ($) =	$0	$10,000 x Strategy Performance (0%)
	Strategy Maturity Value =	$10,000	$10,000 – $0
Example 2: -15% Buffer
			Formula
	S&P 500 Index Performance =	-25%
	Strategy Performance =	-10%	If Index Performance (-25%) is less than the Buffer (-15%), then Index Performance (-25%) less the Buffer (-15%).
	Interest deducted ($) =	-$1,000	$10,000 x Strategy Performance (-10%)
	Strategy Maturity Value =	$9,000	$10,000 – $1,000

Please note, Strategies with greater Downside Protection tend to have lower Caps and Participation Rates than Strategies with less Downside Protection.

Term

The time period beginning on the Strategy Start Date and ending on the Maturity Date (including both of those days) is the Strategy's Term. Generally, it is one (1) Contract Year. Strategy Elements will not change during the Term.

We establish Strategies only on a Start Date. Start Dates are the 1st and 3rd Wednesday of each month, unless a scheduled Start Date is not a Business Day (a holiday, for example). In that case, the next Business Day will be the Start Date.

Strategies mature on their Maturity Date. The Maturity Date is the same Wednesday (1st or 3rd) of the month during which the Term ends and corresponds with the Wednesday of the same calendar month in which the Term began. If a scheduled Maturity Date is not a Business Day, the next Business Day will be the Maturity Date.

Note, however, that while Terms are typically described in years, they are Contract Years, not calendar years, and do not correspond to annual calendar dates. So, for example, a one (1) year Term established on the 3rd Wednesday in January will mature on the 3rd Wednesday in January in the following calendar year. Accordingly, the Term may contain more or less than 365 days.

Establishing a Strategy

You must provide allocation instructions for your initial Strategies on your application. Initial allocation instructions must be in whole percentages, and must total 100%. If you want to change your allocation instruction, you may give us allocation instructions in either dollar amounts, or in whole percentages. If your instructions are provided in dollar amounts, we will convert the allocation instruction into percentages for reporting and calculation purposes.

You establish one or more Strategies initially by allocating your Purchase Payment and in subsequent Contract Years, by allocating the Maturity Value from a maturing Strategy.

The Start Date for your initial Strategy(ies) will be the first available Start Date following the earlier of (1) when we have collected the entire amount of your Purchase Payment from all sources indicated on the application, or (2) 60 days after the Issue Date, assuming we have received, at least, the minimum Purchase Payment amount ($25,000).

In order to receive the guaranteed rates associated with those Strategy Elements, we must receive your signed application at our Administrative Office within 60 days of the date you sign your application. If we do not receive your Purchase Payment within 60 days of the date you sign your application, then the rates for the Strategy Elements will be the then-current rates in effect on the Issue Date. On this Start Date, we will allocate the entire Holding Account Value, including any accrued interest, among the various Strategies according to your initial allocation instructions. You may cancel or change any existing allocation instructions provided we receive it not later than 4 p.m. Eastern Time of the Start Date on which the Strategy is scheduled to be established.

After the first Contract Year, a Strategy's Start Date is the same Business Day as the maturing Strategy's Maturity Date. You may re-allocate your Contract Value among the available Strategies only on the Maturity Date and only if the Maturity Date occurs before your Annuity Date.

We may change or modify the requirements and restrictions to establish a Strategy at any time with advance written notice to you. Any change or modification we make will not affect Strategies established before the effective date of the change or modification.

You may not use any part of existing Strategy Value to establish a new Strategy until the existing Strategy's Maturity Date.

On a Maturity Date, we will follow your current allocation instructions for renewing, reallocating, or establishing new Strategies. The allocation instructions your provide us on your application automatically become your default instructions, and we will follow these default instructions unless (1) you provide us new instructions or (2) we are unable to follow your instructions because we have discontinued a particular Strategy or Strategies. If you instructed us to allocate an amount to a particular Strategy for an upcoming Strategy Start Date, and we do not offer that Strategy on the Start Date, we will attempt to contact you or your financial professional to request new allocation instructions. If we do not receive new allocation instructions by 4 p.m. Eastern Time on the Strategy Start Date, we will transfer the relevant Strategy's entire Maturity Value to the Default Strategy. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount at the end of the Term to the then available Strategies. The amount you instructed us to allocate to that particular (no longer available) Strategy will remain in the

Default Strategy, with automatic renewal at the end of each Term, until you provide us new allocation instructions. It is important to note that we will not discontinue a Strategy once its Term has begun.

Strategy Transfers and Renewals

Restrictions on Transfers of During a Strategy Term

You may not transfer all or part of the value of an existing Strategy during its Term to any other existing Strategy.

You may not use all or part of the value of an existing Strategy to establish a new Strategy on any day other than the existing Strategy's Maturity Date.

Any instruction from you for either of these transactions will be treated as not in Good Order and will not be honored.

Transfer of Maturity Value on a Maturity Date

Not more than 45 days, nor less than 30 days before the Maturity Date for a Strategy, we will advise you of the upcoming Maturity Date and request instructions for allocation of the Maturity Value. The notice we send will include a description of the Strategy Elements for each maturing Strategy. However, because the notice will be sent to you well in advance of the Maturity Date, it will not include the Maturity Value for the Strategy nor will it provide information on the Strategies that will be offered on the Maturity Date.

Not less than two weeks prior to the Maturity Date, you can obtain information about Strategy Elements for each Strategy that will be available on the upcoming Maturity Date (which coincides with the next available Start Date). You may obtain this information the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial professional who sold or services your Contract.

On a Maturity Date, you may use the Maturity Value(s) to renew, reallocate, or establish one or more new Strategies from those we are offering at that time. You should obtain information about the Strategy Elements for the new Strategies before making any allocation decisions. We must receive your allocation instructions not later than 4 p.m. Eastern on the Maturity Date and your instructions must conform to the requirements and restrictions in effect at that time. (See "Establishing a Strategy".)

If we do not receive new instructions by that time and you have not opted for automatic rebalancing, we will follow the instructions we have on file, and we will apply the Strategy's entire Maturity Value to a new Strategy, as long as we are offering it at that time, with the same Term, Downside Protection as the maturing Strategy. However, the Cap and Participation Rate for the new Strategy will be those currently offered and may be different that those associated with the maturing Strategy.

Automatic Strategy Renewal

On your application or anytime during a Strategy Term, you may instruct us to automatically renew any Strategy. Automatic renewal means we will allocate the Maturity Value of the maturing Strategy into a new Strategy using the same Strategy Elements, as long as we are offering it at that time. The Crediting Method for the renewal Strategy may or may not be the same Crediting Method of the maturing Strategy, since the Participation Rate and Caps are guaranteed only for the existing Term and Crediting Method elements are declared by us in advance of the Maturity Date.

If you select automatic renewal, it will remain in effect until you change or cancel it. Like all other allocation instructions, an automatic renewal instruction will be accepted and may be modified or cancelled up to 4 p.m. Eastern on the Maturity Date. If you cancel automatic renewal instructions, all future automatic renewals will be terminated as of the date of the request, and you must send a new automatic renewal instructions to begin again.

If you instructed us to automatically renew a particular Strategy on a Maturity Date, and we do not offer that Strategy at that time, we will attempt to contact you or your financial professional to request new allocation instructions. If we do not receive new allocation instructions by 4 p.m. Eastern Time on the Strategy Start Date, we will the Maturity Value will be transferred to the Default Strategy. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount on that Strategy's Maturity Date to the then available Strategies.

Discontinuing a Strategy on Renewal

We reserve the right to not offer a particular Strategy upon renewal. If this occurs and you have a Strategy or Strategies about to mature that are designated to be transferred to the discontinued Strategy(ies), we will attempt to contact you or your financial professional to request new allocation instructions. If we do not receive new allocation instructions by 4 p.m. Eastern Time on the Strategy Start Date, we will allocate the relevant Strategy's entire Maturity Value to the Default Strategy. We will provide you written notice if we allocate to the Default Strategy because we discontinued the Strategy.

Strategy Base and Strategy Value

On each Business Day, we calculate two values associated with each Strategy: the Strategy Base and Strategy Value.

On any Business Day, the Strategy Base is the dollar amount applied to establish the Strategy on its Start Date, minus a reduction for any withdrawals taken during the Term. A withdrawal will reduce the Strategy Base. If you take a withdrawal, the post-withdrawal Strategy Base will be different than the pre-withdrawal Strategy Base and the difference will be equal to the Strategy's pro rata share of the withdrawal amount adjusted for Contract performance. If you do not take a withdrawal during the Strategy Term, the Strategy Base will not change and will remain equal to the dollar amount applied on the Start Date.

Strategy Value, on the other hand, is the redeemable dollar value of the Strategy. Contract Value is equal to the sum of the Strategy Values. On a Start Date, the Strategy Value is equal to the Strategy Base. On a Maturity Date, the Strategy Value is equal to the Maturity Value. On any other Business Day, Strategy Value is equal to the Strategy Base multiplied by Strategy Performance. Therefore, the Strategy Value changes daily due to fluctuations in the Strategy's Index, and may be lower or higher than the Strategy Base. The Strategy Value does not include the MVA, withdrawal charge, or applicable fees and premium tax, if any. The Strategy Value is also the starting point for a withdrawal or surrender on a Business Day other than the Maturity Date.

Calculating Strategy Value

Strategy Value = Strategy Base x (1 + Strategy Performance)

Note: While Strategy Value incorporates the daily fluctuations of Index Performance after the Strategy Elements and Vesting Factor have been applied, neither the Strategy Value nor Contract Value represent a Surrender Value because they do not factor in the Market Value Adjustment or any applicable withdrawal charge.

Index Performance and Strategy Performance

Index Performance is the measure of the percentage increase or decrease in the Index between two points in time. We calculate the Index Performance percentage separately for each Strategy you have established, according to the formula:

Index Performance % = [(IVE – IVS) ÷ IVS]

where,

IVE is the Index Value as of the Business Day Index Performance is being calculated; and
IVS is the Index Value as of the Start Date.

The Index Value is the closing value of each Reference Index at the end of each Business Day, as determined and published by the compiler of that Index. For any day that is not a Business Day, the Index Value is the closing value of the Index as of the next Business Day.

Because Start Dates and Maturity Dates occur on the same day, the Index Value on a Maturity Date for an existing Strategy will be the same as the Index Value of a new Strategy established on that date, provided both Strategies use the same reference Index.

Strategy Performance is the Index Performance after the Strategy Elements and Vesting Factor have been applied. Strategy Performance generally limits the portion of Index Performance that we use when calculating Strategy Value. The way we calculate Strategy Performance depends upon whether Index Performance is positive or negative and the type of Crediting Method and Downside Protection applicable to the Strategy.

WHEN INDEX PERFORMANCE IS POSITIVE (GREATER THAN OR EQUAL TO 0):

Crediting	Cap	Strategy Performance = ((lesser of (Index Performance) or (Cap))
Method		x Participation Rate) x Vesting Factor
	No Cap	Strategy Performance = (Index Performance x Participation Rate)
x Vesting Factor

WHEN INDEX PERFORMANCE IS NEGATIVE (LESS THAN 0):

Downside	Floor	Strategy Performance = (greater of (Index Performance) or
Protection		(Floor)) x Vesting Factor
	Buffer	Strategy Performance = Index Performance – (Buffer x
Vesting Factor)

Vesting Factor

The Strategy Value includes any credited interest or reduction in Strategy Value, if any, since the Strategy's Start Date. We determine any credited interest or reduction in Strategy Value by applying a Vesting Factor. The Vesting Factor varies depending upon whether Index Performance is positive or negative and the type of Downside Protection and the day of the Term. The table below describes the Vesting Factor schedule.

WHEN INDEX PERFORMANCE IS POSITIVE (GREATER THAN OR EQUAL TO 0):

During first half of Term	The Vesting Factor is 25%
During second half of Term but before the Maturity Date[1]	The Vesting Factor is 50%
On the Maturity Date	The Vesting Factor is 100%

WHEN INDEX PERFORMANCE IS NEGATIVE (LESS THAN 0):

Strategy with a Floor	On any day during the Term, the Vesting Factor is 100%
Strategy with a Buffer	The Vesting Factor is a percentage equal to the number of days[1] since the Start Date divided by the total number of days in the Term

These examples are intended to show how the Vesting Factor affects the Strategy Performance at two different points during the Term. These examples assume a Strategy Base of $10,000.

Example: 12% Cap and 100% Participation Rate and Index Performance is positive
Application of Vesting Factor during 1st half of Term
S&P 500 Index Performance =	15%
Strategy Performance =	3%	Vesting Factor (25%) x [lesser of Cap (12%) or (Participation Rate (100%) x Index Performance (15%))]
Interest Credited ($) =	$300	($10,000 x Strategy Performance (3%))
Strategy Value on a Business Day in Month 3 =	$10,300	($10,000 + $300)
Application of Vesting Factor during 2nd half of Term
S&P 500 Index Performance =	15%
Strategy Performance =	6%	Vesting Factor (50%) x [lesser of Cap (12%) or (Participation Rate (100%) x Index Performance (15%))]
Interest Credited ($) =	$600	($10,000 x Strategy Performance (6%))
Strategy Value on a Business Day in Month 6 =	$10,600	($10,000 + $600)
Example: -10% Floor and Index Performance is negative
Application of Vesting Factor during 1st half of Term
S&P 500 Index Performance =	-5%
Strategy Performance =	-5%	Vesting Factor (100%) x [max of Floor(-10%) or Index Performance (-5%)]
Interest Credited ($) =	-$500	($10,000 x Strategy Performance (-5%))
Strategy Value on a Business Day in Month 3 =	$9,500	($10,000 – $500)

Application of Vesting Factor during 2nd half of Term
S&P 500 Index Performance =	-5%
Strategy Performance =	-5%	Vesting Factor (100%) x [max of Floor(-10%) or Index Performance (-5%)]
Interest Credited ($) =	-$500	($10,000 x Strategy Performance (-5%))
Strategy Value on a Business Day in Month 6 =	$9,500	($10,000 – $500)
Example: -15% Buffer and Index Performance is negative
Application of Vesting Factor one quarter through Term
S&P 500 Index Performance =	-5%
Strategy Performance =	-1.25%	equals negative Index Performance that falls
below the result of the Buffer multiplied by the
Vesting Factor. The Buffer (-15%) multiplied by the
Vesting Factor (25%) equals -3.75%. Negative
Index Performance (-5%) that falls below the
result of the Buffer x Vesting Factor (-3.75%)
		equals -1.25%.
Interest Credited ($) =	-$125	($10,000 x Strategy Performance (-1.25%))
Strategy Value on Business Day 1/4 through Term =	$9,875	($10,000 – $125)
Application of Vesting Factor halfway through Term
S&P 500 Index Performance =	-5%
Strategy Performance =	0%	equals negative Index Performance that falls
below the result of the Buffer multiplied by the
Vesting Factor. The Buffer (-15%) multiplied by the
Vesting Factor (50%) equals -7.50%. Negative
Index Performance (-5%) does not fall below the
result of the Buffer x Vesting Factor (-7.50%).
Therefore, the Strategy Performance is 0% and
there is no adjustment, either negative or positive,
		to Strategy Value.
Interest Credited ($) =	$0	($10,000 x Strategy Performance (0%))
Strategy Value on Business Day 1/2 through Term =	$10,000	($10,000 – $0)

Maturity Value

On the Maturity Date, we apply any credited interest or reduction in Strategy Value to the Strategy Base to determine the Maturity Value.

Maturity Value = Strategy Base +/ – Credited Interest/Reduction in Strategy Value

The credited interest or reduction in Strategy Value is determined by multiplying the Strategy Performance by the Strategy Base.

Note: Your Maturity Value may be less than the Strategy Base, even if Index Performance has been positive through some, or most, of the Term.

The following examples show how interest is credited or amounts deducted in four scenarios. In each scenario, assume that you invested $10,000 in an S&P 500 Strategy with a one (1) Year Term and -10% percent Floor. On the Start Date, the Crediting Method consists of a 13% Cap and a 100% Participation Rate. You do not take any withdrawals.

1.  Index Performance percentage is positive and greater than the Cap. If the calculated Index Performance percentage for the S&P 500 Price Return Index is 20% over the Term, we will calculate the Strategy Maturity Value as follows:

•  The Participation Rate multiplied by the Index Performance percentage (100% x 20% = 20%) is greater than the Cap (13%). Under your chosen Crediting Method, the Strategy earns interest at the lower of those two rates. We therefore multiply the Strategy Base by the Cap to determine the interest credited (13% x $10,000 = $1,300). The Maturity Value is the Strategy Base plus the interest earned $10,000 + $1,300 = $11,300.

2.  Index Performance percentage is positive, but less than the Cap. If the calculated Index Performance percentage for the S&P 500 Index is 5% over the Term, we will calculate the Strategy Maturity Value as follows:

•  The Participation Rate multiplied by the Index Performance percentage (100% x 5% = 5%) is less than the Cap (13%). The Strategy earns interest at the lower of those two rates. We therefore multiply the Strategy Base by the Index Performance percentage to determine that the interest earned is $500 (5% x $10,000 = $500). The Maturity Value is the Strategy Base plus the interest earned $10,000 + $500 = $10,500.

3.  Index Performance percentage is negative, but higher than the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -5% over the Term, we will calculate the Strategy Maturity Value as follows:

•  Applying the Index Performance percentage (-5%) would result in a smaller reduction in the Strategy Base than the Floor (-10%). We therefore multiply the Strategy Base by the Index Performance to calculate a $500 reduction in the Strategy Base. ($10,000 x -5% = -$500). The Strategy Base is reduced by $500, resulting in a Maturity Value of $9,500.

4.  Index Performance percentage is negative and less than the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -15% over the Term, we will apply the Downside Protection and calculate the Strategy Maturity Value as follows:

•  The Index Performance percentage (-15%) results in a greater reduction in the Strategy Base than the Floor (-10%). We therefore multiply the Strategy Base by the Floor to calculate a $1,000 reduction in the Strategy Base. ($10,000 x -10% = -$1,000). The Strategy Base is reduced by $1,000, resulting in a Strategy Maturity Value of $9,000.

5.  Index Performance percentage is negative, and completely absorbed by the Buffer. If the calculated Index Performance percentage for the S&P 500 Index is -5% over the Term, we will calculate the Strategy Maturity Value as follows:

•  The Index Performance percentage (-5%) is greater than the Buffer (-15%). The Strategy Performance is 0%. We therefore multiply the Strategy Base by the Strategy Performance (0%) to calculate a $0 reduction in the Strategy Base. ($10,000 x 0% = $0). The Strategy Base is reduced by $0, resulting in a Maturity Value of $10,000.

6.  Index Performance percentage is negative, but not completely absorbed by the Buffer. If the calculated Index Performance percentage for the S&P 500 Index is -20% over the Term, we will calculate the Strategy Maturity Value as follows:

•  The Index Performance percentage (-20%) is less than the Buffer (-15%). The Strategy Performance is the minimum of (-20% + 15%, 0%) = -5%. We therefore multiply the Strategy Base by the Strategy Performance (-5%) to calculate a $500 reduction in the Strategy Base. ($10,000 x -5% = -$500). The Strategy Base is reduced by $500, resulting in a Maturity Value of $9,500.

ACCESSING YOUR MONEY

Withdrawals and Surrenders

Anytime on or before the Annuity Date you may request a withdrawal from — or a surrender of — your Contract Value, by Written Notice or any other method we permit at that time. Federal and state income taxes may apply to distributions from the Contract, and a 10% penalty tax may apply if the distribution occurs before an Owner's age 59 1/2. (See "Federal Tax Matters.")

Partial Withdrawals

On or before the Annuity Date, you may request a withdrawal of a portion of your Contract Value, provided:

•  the amount you request is at least $100; and

•  the Contract Value after the withdrawal is processed is at least $25,000 (not required for withdrawals taken to satisfy federal income tax rules concerning minimum distribution requirements applicable to your Contract).

If any of these requirements is not met, we will treat your withdrawal request as not in Good Order and will not process the request. If this occurs, we will notify you and provide the opportunity to modify the instruction so the requirements are met.

Surrenders

On or before the Annuity Date, you may request a surrender of your Contract and receive its Surrender Value. If your Contract Value is $50,000 or less, you may request a surrender by telephone if you have previously provided (and we accepted) your written Telephone Authorization form. Unless you instruct us otherwise, we will pay the Surrender Value in a lump sum.

Requests

Requests for a withdrawal or surrender must be by Written Notice, or by any other method we permit at that time. These methods may include facsimile or electronic communications. Provided you have completed our Telephone Authorization form prior to a telephone withdrawal request and we accepted it, you may submit your withdrawal instruction by phone. Currently, we allow an Owner to withdraw up to the lesser of $50,000 or 25% of the Contract Value to be requested by phone. We will require authentication of the Owner's identity during the call prior to processing a telephone withdrawal request. We may change the requirements for telephone withdrawals or eliminate the privilege completely at any time without prior notice.

If we receive your request for withdrawal or surrender in Good Order before 4 p.m. Eastern Time on a Business Day, we will process the request that Business Day. If we receive the request on or after 4 p.m. Eastern Time on a Business Day, it will be processed the next Business Day.

We typically pay withdrawal and surrender requests within five (5) Business Days of the date we receive the request in Good Order. However, under certain circumstances it may be necessary to delay payment for up to six months, subject to all necessary approvals from the appropriate state insurance regulatory authorities.

Signature Guarantees

Signature guarantees are required for withdrawals or surrenders of more than $50,000.

Signature guarantees are relied upon as a means of preventing the perpetuation of fraud in financial transactions, including the disbursement of funds or assets from a victim's account with a financial institution or a provider of financial services. They provide protection to investors by, for example, making it more difficult for a person to take another person's money by forging a signature on a written request for the disbursement of funds.

An investor can obtain a signature guarantee from more than 7,000 financial institutions across the United States and Canada that participate in a Medallion signature guarantee program. The best source of a signature guarantee is a bank, savings and loan association, brokerage firm, or credit union with which you do business. Guarantor firms may, but frequently do not, charge a fee for their services.

A notary public cannot provide a signature guarantee. Notarization will not substitute for a signature guarantee.

Free Withdrawal Amount

During the first six (6) Contract Years (the initial MVA Period or withdrawal charge period), you can withdraw your Contract Value up to the amount of the Free Withdrawal Amount without being subject to an MVA and withdrawal charge. Although no withdrawal charges will apply after the end of the initial MVA Period, withdrawals in excess of the Free Withdrawal Amount taken during any MVA Period will still be subject to an MVA. If you make a withdrawal before a Maturity Date, the Strategy Value may be less than the Strategy Base and may be less than the amount you would receive had you held the Strategy until the Maturity Date. Taking a withdrawal before a Maturity Date may result in a reduction of the Strategy Base that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest.

We calculate the available Free Withdrawal Amount with each withdrawal. During the first Contract Year, the Free Withdrawal amount available each Contract Year is equal to 10% of the Contract Base that established the initial Strategies. In subsequent Contract Years, it is equal to 10% of the Contract Base as of the most recent, prior Contract Anniversary.

The Free Withdrawal Amount is not cumulative. Any portion of the Free Withdrawal Amount not taken during a Contract Year does not carry forward to future Contract Years.

How Withdrawals are taken from your Contract Value

Generally, withdrawals will be deducted pro rata from the Strategies. However, if we process your withdrawal request while in the Holding Account (i.e., before establishing your initial Strategies), we will deduct the Holding Account Value to pay the withdrawal request. We will not apply the Market Value Adjustment or a withdrawal charge to withdrawals taken from the Holding Account Value. A withdrawal from the Holding Account will reduce the amount applied to establish your initial Strategies.

Calculating Amounts Associated with a Withdrawal

When you make a withdrawal request, you must instruct us as to whether the amount you request is (1) the amount you want to receive (a "net" withdrawal), or (2) the amount you want us to deduct from your Contract Value (a "gross" withdrawal). The formula is generally the same for a gross or net withdrawal; however, if you request a net withdrawal, the amount we deduct from your Contract Value could be more than the amount of your withdrawal request in order to account for the Market Value Adjustment and withdrawal charge, if applicable. To see how we calculate withdrawals and adjust for a net withdrawal request versus a gross withdrawal request, please refer to scenarios 5-8 in Appendix A.

The following steps explain how we calculate withdrawals and determine the remaining Strategy Base and the Withdrawal Proceeds. For examples on how we calculate withdrawals, see Appendix A to this Prospectus.

Step 1: Calculating the Strategy Base Reduction Amount for Each Strategy

When we receive a withdrawal request, we determine the Strategy Base Reduction Amount, which is the amount we deduct from the Strategy Base for each of your Strategies.

The first step in determining the Strategy Base Reduction Amount is to determine the Contract Value. The Contract Value is equal to the sum of the Strategy Values. We use your Contract Value and Contract Base (which is the sum of all Strategy Bases) to determine the Contract Base Reduction Percentage.

Contract Base Reduction Percentage = A / B

where:

A = Contract Base (sum of all Strategy Bases), and

B = Contract Value.

The Contract Base Reduction Percentage will be allocated, pro rata, among the Strategies to determine the Strategy Base Reduction Percentage. For each Strategy,

Strategy Base Reduction Percentage = A x B

where:

A = Contract Base Reduction Percentage, and

B = Strategy Base allocation percentage (the Strategy's pro rata share of the Contract Base as of the date we calculate the withdrawal)

Each Strategy will have a Strategy Base Reduction Amount, which is the amount we deduct from the Strategy Base in order to satisfy your withdrawal request.

Strategy Base Reduction Amount = A x B

where:

A = withdrawal request amount, and

B = Strategy Base Reduction Percentage.

Step 2: Determining the Post-Withdrawal Strategy Base

A withdrawal will reduce the Strategy Base by the Strategy Reduction Amount. If you take a withdrawal, the Post-Withdrawal Strategy Base will be different than the Pre-Withdrawal Strategy Base, and the difference will be equal to the Strategy's pro rata share of the withdrawal amount adjusted for Contract performance. For purposes of demonstrating this step of the withdrawal calculation, we use the terms Pre-Withdrawal Strategy Base and Post-Withdrawal Strategy Base. Pre-Withdrawal Strategy Base means the Strategy Base before we process the withdrawal request and Post-Withdrawal Strategy Base means the Strategy Base remaining in the Strategy immediately after we process the withdrawal. This is the only section in the Prospectus where we make this distinction, and references to Strategy Base throughout the rest of the Prospectus are meant to reflect any adjustments for withdrawals.

Post-Withdrawal Strategy Base = A – B

A= Pre-Withdrawal Strategy Base, and

B = Strategy Base Reduction Amount.

Step 3: Calculating the MVA and Withdrawal Charge Applicable to Each Strategy

To determine the amount you will receive, we apportion the amount of the withdrawal request among the Strategies based on the Strategy Base allocation percentage. The result is the Strategy Withdrawal Amount.

Strategy Withdrawal Amount = A x B

A= withdrawal request amount, and

B = Strategy Base allocation percentage.

Once we determine the Strategy Withdrawal Amount, we deduct the pro rata portion of the Free Withdrawal Amount from each Strategy to determine the Strategy Free Withdrawal Amount. For each Strategy:

Strategy Free Withdrawal Amount = A x B

where:

A = Free Withdrawal Amount, and

B = Strategy Base allocation percentage.

Next, we subtract the Strategy Free Withdrawal Amount from the Strategy Withdrawal Amount to determine the MVA Strategy Withdrawal Portion. The MVA Strategy Withdrawal Portion is the portion of the Strategy Withdrawal Amount subject to the MVA and, if applicable, a withdrawal charge.

MVA Strategy Withdrawal Portion = A – B

where:

A = Strategy Withdrawal Amount, and

B = Strategy Free Withdrawal Amount.

We then determine the dollar amount of the MVA and, if applicable, the dollar amount of the withdrawal charge for each Strategy.

The dollar amount of the MVA = A x B

where:

A = MVA Strategy Withdrawal Portion, and

B = MVA Rate (as described in the "Market Value Adjustment" section).

If the withdrawal occurs during the initial MVA Period (withdrawal charge period) we will also assess a withdrawal charge but only on the MVA Strategy Withdrawal Portion after we assess the dollar amount of the MVA.

The dollar amount of the withdrawal charge = (A +/– B) x C

where:

A = MVA Strategy Withdrawal Portion,

B = dollar amount of the MVA (as calculated above) applicable to the Strategy, and

C = withdrawal charge percentage (as described in the "Determining the Withdrawal Charge" section).

Step 4: Determining the Withdrawal Proceeds

To calculate the amount you will actually receive from a withdrawal request, we use the following formula:

Withdrawal Proceeds = A +/– B – C – D

where:

A = sum of all Strategy Withdrawal Amounts,

B = aggregate dollar amount of the Market Value Adjustment applicable to each Strategy,

C = aggregate dollar amount of the withdrawal charges applicable to each Strategy,

D = any required or requested tax withholding.

We follow the steps above and perform the withdrawal calculations as of the end of the Business Day on which we receive your request in Good Order at our Administrative Office. A transaction request will be deemed in Good Order if the transaction service form is fully and accurately completed and signed by the Owner(s) and received by us at our Administrative Office. A Business Day ends at the close of regular trading on the New York Stock Exchange, which is generally at 4:00 p.m. Eastern Time. We will process any request received at our Administrative Office after the end of a Business Day on the next Business Day.

Effect of a Withdrawal

A withdrawal during a Strategy Term will not change any of the Strategy Elements. However, if you make a withdrawal or surrender the Contract on any day other than the Strategy Maturity Date, you may reduce the Strategy Base. If you make a withdrawal when Strategy Performance is negative, the reduction to the Strategy Base could be significant and will be larger than if Strategy Performance were neutral or positive. The Strategy Base Reduction may be substantially larger than the withdrawal amount requested, could result in loss of principal and previously credited interest, and may have a material impact when we apply credited interest or a reduction in Strategy Value on the Strategy Maturity Date.

In addition, withdrawals during an MVA Period that exceed the Free Withdrawal Amount are subject to an MVA, and withdrawals made during the initial MVA Period (first six (6) Contract Years) are also subject to a withdrawal charge. This means either (1) the amount we deduct from your Contract Value could be more than the amount of your withdrawal request if you request a net withdrawal, or (2) the amount you receive could be less than the amount of your withdrawal request if you request a gross withdrawal.

For examples of how a withdrawal or surrender affects your Contract Value, see Appendix A to this Prospectus.

Surrender and Withdrawal Restrictions

The Owner's right to make surrenders and withdrawals is subject to any restrictions imposed by applicable law or by the Qualified Contract.

In the case of certain Qualified Plans, federal tax law imposes restrictions on the form and manner in which benefits may be paid. For example, spousal consent may be needed in certain instances before a distribution may be made.

Suspension or Delay in Payments

Payments of a withdrawal or surrender of the Contract Value or death benefit are usually made within five (5) Business Days. However, we may delay such payment of a withdrawal or surrender of the Contract Value or death benefit if a reference Index is not published or your Purchase Payment check has not cleared your bank.

We may delay payment of a withdrawal or surrender for up to six months where permitted.

DEATH BENEFIT

If any Owner dies before the Annuity Date and while the Contract is in force, we will pay a death benefit, less any applicable premium tax, to the Beneficiary. The death benefit is not available after the Annuity Date.

The Contract offers two different death benefits: (1) the Contract Value Death Benefit and (2) the optional Return of Purchase Payment Death Benefit. These death benefits are described more completely below.

You must determine the type of death benefit you want when you apply for your Contract. You may not change your death benefit selection after your Contract is issued. The Contract Value Death Benefit is included with your Contract at no additional charge. You may select the optional Return of Purchase Payment Death Benefit for an additional fee.

You should carefully consider each of these death benefits and consult a qualified financial professional to help you decide which death benefit is best for you. If you select the Return of Purchase Payment Death Benefit, consider the relative costs against the potential benefits and risks as those apply to your particular situation.

Only one death benefit is payable under this Contract, even though the Contract may, in some circumstances, continue beyond an Owner's death.

We calculate the death benefit as of the date we receive proof of death. We will determine the death benefit as of the end of the Business Day on which we receive at our Administrative Office Due Proof of Death of the Owner, either by certified death certificate or by judicial order from a court of competent jurisdiction or similar tribunal. If we receive Due Proof of Death after the end of the Business Day, we will determine the death benefit on the next Business Day.

If any Owner is not a natural person, the death of the Annuitant is treated as the death of an Owner.

The death benefit provisions of the Contract will be interpreted to comply with the requirements of Section 72(s) of the Code in the case of a Non-Qualified Contract and Section 401(a)(9) of the Code in the case of a Qualified Contract. We reserve the right to endorse the Contract, as necessary, to conform with regulatory requirements. We will send you a copy of any endorsement containing such Contract modifications. In the case of certain Qualified Contracts, Treasury Department regulations prescribe certain limitations on the designation of a Beneficiary. The following discussion generally applies to Qualified Contracts and non-Qualified Contracts, except where noted otherwise. In that regard, the post-death distribution requirements for Qualified Contracts and Non-Qualified Contracts are similar, but there are some significant differences. For a discussion of the post-death distribution requirements for Qualified Contracts, see "QUALIFIED RETIREMENT PLANS, Required Minimum Distributions Upon Your Death."

Contract Value Death Benefit

The Contract Value Death Benefit is the greater of the Contract Value or the Surrender Value, less any applicable premium tax.

Optional Return of Purchase Payment Death Benefit

The Optional Return of Purchase Payment Death Benefit will equal the greater of the following, less any applicable premium tax:

(a)  the Contract Value;

(b)  the Surrender Value; or

(c)  the Purchase Payment less an adjustment for each withdrawal.

It is possible that, at the time of an Owner's death, the Return of Purchase Payment Death Benefit will be no greater than the Contract Value Death Benefit. You should consult a financial professional to carefully consider this possibility and the cost of the Return of Purchase Payment Death Benefit before you decide whether the Return of Purchase Payment Death Benefit is right for you.

Return of Purchase Payment Death Benefit Fee

The annual cost for the Return of Purchase Payment Death Benefit is shown in the Death Benefit Rider Schedule as a percentage of the Death Benefit Value. The Death Benefit Value is the greater of the following, less any applicable premium tax: Contract Value, the Surrender Value, or the Purchase Payment. The annual cost is established on the Contract's Issue Date and will not change.

On each Start Date, we calculate the portion of the annual cost attributable to each Strategy by multiplying the Death Benefit Value on that date by the annual cost. We divide the result of that calculation by 4 to determine the dollar amount of the Strategy's contribution to the benefit cost we will collect on each Fee Deduction Date. A Fee Deduction Date is the Business Day that occurs on, or immediately following the date on which each quarter of the Term elapses. Fee Deduction Dates are identified by dividing the number of days in the Strategy Term by 4 (rounding to the nearest whole day), associating each with a calendar date and moving forward to the next Business Day.

We deduct the fee — in arrears — on a quarterly basis. The fee is determined on the Strategy Start Date, and will not be recalculated during the Term, even though the Strategy Base will be reduced by the deduction of fees, and may be reduced further by any withdrawal you request.

We deduct the fee, on a pro rata basis, from each Strategy. On a Fee Deduction date, we deduct the fee prior to processing any withdrawal or surrender requested that Business Day. If you surrender the Contract on any day other than a Fee Deduction Date, we will deduct the pro rata share of quarterly fee on the Business Day we execute your surrender request.

We do not apply the MVA or assess a withdrawal charge on the Return of Purchase Payment Death Benefit fee.

Contract Value Death Benefit Example	Return of Premium Death Benefit Example
At Inception:	At Inception:
Contract Base = $100,000	Contract Base = $100,000
Contract Value = $100,000	Contract Value = $100,000
Death Benefit = $100,000	Death Benefit (DB) = $100,000
Cap = 12%	Cap = 12%
Floor = 10%	Floor = 10%
After 1 year (Index Performance = 10%):	After 1 year (Index Performance = 10%):
Contract Base = $110,000	Contract Base[1] = $109,780 (((Starting Contract Base ($100 Death Benefit fee ($200)) x (1 + Index Performance (10%)))
Contract Value = $110,000	Contract Value[1] = $109,780
Death Benefit = $110,000	Death Benefit = $109,780
Fees from Contract Base = $0	Fees from Starting Contract Base = $200 (0.20% x DB)
After 1 year (Index Performance = -10%)	After 1 year (Index Performance = -10%):
Contract Base = $90,000	Contract Base[1] = $89,820 (((Starting Contract Base ($100,000) - Death Benefit fee ($200)) x (1 + Index Performance (-10%)))
Contract Value = $90,000	Contract Value[1] = $89,820
Death Benefit = $90,000	Death Benefit = $100,000
Fees from Contract Base = $0	Fees from Starting Contract Base = $200 (0.20% x DB)

1  Given the same market performance, Contract Base and Contract Value will be lower for Contracts with the Return of Purchase Payment Death Benefit than Contracts with the Contract Value Death Benefit due to payment of the Return of Purchase Payment Death Benefit fee.

Payment of the Death Benefit

The Beneficiary may take the death benefit in one sum immediately, in which event the Contract will terminate. If the death benefit is not taken in one sum immediately, the death benefit will become the new Contract Value as of the end of the Business Day on which we receive Due Proof of Death of the Owner, and the entire interest in the Contract will be transferred to the Holding Account and must be distributed under one of the following options:

(1)  The entire interest must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death, and subject to certain further limits in the case of a Qualified Contract; or,

(2)  The entire interest must be distributed within (i) 5 years of the Owner's death if the Contract is a Non-Qualified Contract or, in some cases, a Qualified Contract, or (ii) within 10 years of the Owner's death if the Contract is a Qualified Contract and the 5-year requirement does not apply under applicable federal tax rules.

If no option is elected, we will distribute the entire interest within 5 years of the Owner's death in the case of a Non-Qualified Contract or, if applicable tax rules permit, within 10 years of the Owner's death in the case of a Qualified Contract. The tax rules for Qualified Contracts differ in some material respects from the tax rules for Non-Qualified Contracts, including by limiting the types of beneficiaries who can elect option a. above and the circumstances in which a 5-year or 10-year distribution requirement will apply. See "QUALIFIED RETIREMENT PLANS, Required Minimum Distributions Upon Your Death."

If there is more than one Beneficiary, the foregoing provisions apply to each Beneficiary individually.

Continuation of the Contract by a Surviving Spouse

In the case of non-Qualified Contracts and Contracts that are individual retirement annuities within the meaning of Code Section 408(b), if the Beneficiary is the deceased Owner's spouse, the surviving spouse may elect, in lieu of receiving a death benefit, to continue the Contract and become the new Owner. This election is only available, however, if the deceased Owner's spouse's 86th birthday is after the Issue Date.

If the surviving spouse elects to continue the Contract, no death benefit is paid at that time and the Contract continues in force from the claim date with the surviving spouse as the new Owner. The surviving spouse may select a new Beneficiary to whom the death benefit will be paid upon the surviving spouse's death. At that time, the Beneficiary may take the death benefit in a lump sum immediately or may elect to have it distributed by one of the two options described in the "Payment of the Death Benefit" section, above.

A Contract may be continued by a surviving spouse only once. This benefit will not be available to any subsequent surviving spouse under the continued Contract.

The rights of a Beneficiary under an annuity contract depend in part upon whether the Beneficiary is recognized as a "spouse" under federal tax law. A Beneficiary who is recognized as a spouse is treated more favorably than a Beneficiary who is not a spouse for federal tax purposes. Specifically, a Beneficiary who is the spouse of the deceased Owner may continue the Contract and become the new Owner, as described above. In contrast, a Beneficiary who is not recognized as a spouse of the deceased Owner generally must surrender the Contract within 5 or 10 years of the Owner's death, or take distributions from the Contract over the Beneficiary's life or life expectancy, beginning within one year of the deceased Owner's death, with the applicable rules different depending on whether the Contract is a Non-Qualified Contract or a Qualified Contract.

U.S. Treasury Department regulations provide that for federal tax purposes, the term "spouse" does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to such a relationship, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract.

If you have questions concerning your status as a spouse for federal tax purposes and how that status might affect your rights under the Contract, you should consult your legal adviser.

Escheatment of Death Benefit

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of 3 to 5 years from the Contract's Annuity Date or date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the beneficiary of the death benefit, or the beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or the Owner last resided, as shown on our books and records, or to our state of domicile. Once the death benefit has been paid or "escheated" to the state, however, your designated beneficiary may submit a claim to the state for payment of those funds. The state is obligated to pay the death benefit (without interest) if your beneficiary steps forward to claim the death benefit with the proper documentation. To prevent such escheatment, it is important that you update your beneficiary designations, including addresses, if and as they change. Such updates should be communicated in writing, by telephone, or other approved electronic means to our Administrative Office.

CHARGES AND DEDUCTIONS

Market Value Adjustment

If you make a withdrawal or surrender your Contract, we will apply a "market value adjustment" or "MVA" to any withdrawal or surrender that exceeds the Free Withdrawal Amount. The MVA is based on the change in market interest rates between the beginning of the MVA Period and the withdrawal date. We use MVA Rates to measure this change in market interest rates. Application of the MVA to a withdrawal or surrender request that exceeds the Free Withdrawal Amount could reduce the Contract Value or Surrender Value to less than the amount protected by the Buffer(s) or Floor(s). We will not apply the MVA to the death benefit or to amounts applied to an Annuity Option on the Annuity Date.

During the last month of any MVA Period, the MVA is zero and will have no effect on the amount you receive or your remaining Contract Value if you take a withdrawal or surrender in that month.

MVA Periods

The initial MVA Period is the first six (6) Contract Years. Withdrawals and surrenders that exceed the Free Withdrawal Amount in the first six (6) Contract Years (the initial MVA Period or withdrawal charge period) are also subject to a withdrawal charge and any applicable premium tax, in addition to the Market Value Adjustment. The withdrawal charge percentage starts at 9% and decreases to zero after the initial MVA Period. Following the initial MVA Period of six (6) Contract Years, the MVA Period is one (1) Contract Year and automatically renews each Contract Anniversary. During an MVA Period other than the initial MVA Period, we will apply only an MVA and any applicable premium tax, but not a withdrawal charge, to any withdrawal requests that exceed the Free Withdrawal Amount.

An MVA Rate is a proprietary measure of market interest rates. We use them in the MVA formula, below.

An MVA Rate is identified on each Business Day during an MVA Period. It is the sum of the prior Business Day's closing values of:

(a)  the Constant Maturity Treasury Rate for a duration equal to the current MVA period; plus,

(b)  Barclay's US Long Credit Option Adjusted Spread ("OAS").

The Constant Maturity Treasury Rate is the yield on actively traded U.S. Treasury securities based on their time to maturity, as obtained by the Federal Reserve Bank of New York. The Barclay's US Long Credit Option Adjusted Spread is a measure of the average difference between the yield of USD-denominated corporate bonds and U.S. Treasury issues for a similar duration.

Market Value Adjustment Formula

We use the MVA formula to calculate the Market Value Adjustment. For an explanation on how we calculate withdrawals, see "Calculating Amounts Associated with a Withdrawal" in the "ACCESSING YOUR MONEY" section.

Market Value Adjustment = ( I — C ) x ( N/12 ) where,

I = the initial MVA Rate (the MVA Rate on the first day of any MVA Period)

C = the MVA Rate as of the withdrawal date

N = the number of complete months remaining in the MVA Period

The result of the MVA formula is a percentage (negative, positive, or zero). That percentage is multiplied by the amount the requested withdrawal or surrender exceeds the available Free Withdrawal Amount to determine the dollar amount of the MVA.

In general, if the sum of the Constant Maturity Treasury Rate and Barclay's US Long Credit Option Adjusted Spread ("OAS") is higher on the withdrawal date than on the first day of an MVA Period, the MVA will be negative. Similarly, if the sum of the Constant Maturity Treasury Rate and Barclay's US Long Credit OAS are lower on the withdrawal date than on the first day of an MVA Period, the MVA will be positive. If the MVA is 0, it has no effect on the amount you will receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal. The MVA will always equal zero on the last month of any MVA Period.

For examples of how the MVA can affect a full surrender or withdrawal requested during the withdrawal charge period, see Appendix A to this Prospectus.

Discontinuation of or Substantial Changes to Elements Used to Determine the MVA Rates: If the Constant Maturity Treasury Rates or Barclay's US Long Credit OAS are no longer available to us, or if the manner in which they are determined is substantially changed, we will substitute equivalent rates or indices, subject to prior approval by the insurance regulatory authority of the state in which this Contract is delivered. We will send you an endorsement describing the substitution prior to the date it becomes effective.

Withdrawal Charge

We do not deduct any charge for sales expenses from your Purchase Payment. However, within certain time limits described below, we deduct a withdrawal charge when you make a surrender or withdrawal, in excess of the Free Withdrawal Amount, before the Annuity Date during the withdrawal charge period. However, we do not assess a withdrawal charge when we pay the death benefit or when we apply your Contract Value to an Annuity Option.

The withdrawal charge period is the first six (6) Contract Years and coincides with the initial MVA Period. The withdrawal charge period begins when you establish your initial Strategies (i.e., the Start Date for the initial Strategy or Strategies) and ends on the 6th Contract Anniversary.

The withdrawal charge does not apply to withdrawals taken from the Holding Account Value.

Withdrawal Charge Percentage

The withdrawal charge is a set percentage of the amount of the Contract Base withdrawn (or surrendered) in excess of the then available Free Withdrawal Amount. These percentages are set on the Issue Date, and will not change during the life of the Contract.

The withdrawal charge percentage starts at 9%, and the percentage decreases after each full Contract Year. On the 6th Contract Anniversary, the withdrawal charge drops to 0% and the withdrawal charge period ends.

The withdrawal charge percentages applicable during each Contract Year during the withdrawal charge period are displayed in the table below.

Number of Full Contract Years Elapsed Between the Start Date for the Initial Strategy or Strategies and the Date of a Withdrawal		Withdrawal Charge Percentage
0		9%
1		8%
2		7%
3		6%
4		5%
5		4%
6	+	0%

Calculating the Withdrawal Charge

The withdrawal charge applies to surrenders and withdrawals, in excess of the Free Withdrawal Amount, taken during the withdrawal charge period. In general, we calculate the withdrawal charge in the following manner:

(1)  The available Free Withdrawal Amount is apportioned among the Strategies in accordance with the current allocation instructions.

(2)  We subtract the Free Withdrawal Amount attributable to each Strategy from that Strategy's Base. The result is the portion of the withdrawal from the Strategy Base subject to the withdrawal charge.

(3)  That amount is multiplied by the withdrawal charge percentage (according to the table above) to determine the dollar amount of the withdrawal charge attributable to the Strategy.

For a complete description of how withdrawal charges are calculated, please refer to Step 2 of the "Calculating Amounts Associated with a Withdrawal" section within the "ACCESSING YOUR MONEY" section of this prospectus.

Waiver of Withdrawal Charge and Market Value Adjustment

Terminal Condition and Nursing Facility Confinement

We will waive any applicable withdrawal charge and MVA if, at any time after the first Contract Year:

(1)  you or your spouse are first diagnosed as having a terminal illness by a physician who is not related to you or the Annuitant; or,

(2)  you or your spouse enter, for a period of at least ninety (90) days, a facility which is both

(a)  licensed by the state or operated pursuant to state law; and

(b)  qualified as a skilled nursing home facility under Medicare or Medicaid.

The term "terminal illness" means that you or your spouse are diagnosed as having a non-correctable medical condition that, with a reasonable degree of medical certainty, will result in you or your spouse's death in 12 months or less. A "physician" is a medical doctor licensed by a state's Board of Medical Examiners, or similar authority in the United States, acting within the scope of his or her license. You must submit written proof satisfactory to us of a terminal illness or nursing home confinement. In the case of a claim based on terminal illness, we reserve the right to require an examination by a physician of our choice at our expense.

Once we have granted the waiver of withdrawal charge and MVA, no withdrawal charge or MVA will apply to the Contract in the future. If any Owner is not an individual, this waiver of withdrawal charge and MVA provision will apply to the Annuitant or the Annuitant's spouse.

The waiver of withdrawal charge and MVA for terminal illness or nursing facility confinement may not be available in all states. See Appendix D to this Prospectus for availability of the waiver of the withdrawal charge and MVA for terminal illness or nursing facility confinement in your state. You may also want to consult with your financial professional.

Unemployment

We will waive any applicable withdrawal charge and MVA if, at any time after the Issue Date, you or your spouse meet the following conditions when you request a withdrawal ("unemployment conditions"):

(1)  you or your spouse were employed full-time on the Issue Date;

(2)  have been unemployed for at least 60 consecutive calendar days prior to claiming the waiver; and

(3)  remain unemployed on the date the withdrawal is requested.

Once we have granted the waiver of withdrawal charge and MVA, no withdrawal charge or MVA will apply to the Contract in the future as long as the unemployment conditions described above continue.

If any Owner is not an individual, this waiver of withdrawal charge and MVA provision will apply to the Annuitant or the Annuitant's spouse.

Waiver of Withdrawal Charge

We may decrease or waive the withdrawal charge on Contracts issued to a trustee, employer or similar entity pursuant to a retirement plan or when sales are made in a similar arrangement where offering the Contracts to a group of individuals under such a program lowers our sales expenses. We determine the amount of any decrease or waiver of the withdrawal charge based on our cost savings.

We also will waive withdrawal charge for Contracts issued to employees and registered representatives of any member of the selling group, or to officers, directors, trustees or bona-fide full time employees of Protective Life or their affiliated companies (based upon the Owner's status at the time the Contract is purchased). In either case, no marketing expenses or sales commissions are associated with such Contracts.

Premium Taxes

Some states impose premium taxes at rates currently ranging up to 3.5%. If premium taxes apply to your Contract, we will deduct them from the Purchase Payment(s) when accepted or from the Contract Value upon a withdrawal or surrender, death or amounts applied to an Annuity Option.

Other Information

We sell the Contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of Protective Life. We pay commissions and other compensation to the broker-dealers for selling the Contracts. You do not directly pay the commissions and other compensation, we do. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contracts as well as any amounts we earn on investments. See "Distribution of the Contracts" for more information about payments we make to the broker-dealers.

ANNUITY PAYMENTS

Annuity Date

On the Issue Date, the Annuity Date is the oldest Owner's or Annuitant's 95th birthday. You may elect a different Annuity Date, provided that it is no later than the oldest Owner's or Annuitant's 95th birthday (the "Maximum Annuity Date"). You may not choose an Annuity Date that is earlier than your first Contract Anniversary. If your Annuity Date is set to occur during a Term and not on a Maturity Date, we will allocate your entire Contract Value to the Default Strategy on the Strategy Start Date immediately before your upcoming Annuity Date. We do this to avoid any negative Index Performance that would reduce your Contract Value. If we do not have advanced notice of your Annuity Date or you change your Annuity Date after the Start Date, we will not reallocate your Contract Value to the Default Strategy. Your Contract Value will remain in the Strategy(ies), and we will use those Strategy(ies) Values, which may reflect negative Index Performance, to determine your Contract Value on your Annuity Date. You should also consider the Vesting Factor schedule, described in the "Strategies" section, as it could impact your Contract Value. Annuity Dates that occur or are scheduled to occur at an advanced age for the Annuitant (e.g., past age 95), may in certain circumstances have adverse income tax consequences. (See "Federal Tax Matters".) Distributions from Qualified Contracts may be required before the Annuity Date.

Changing the Annuity Date

The Owner may change the Annuity Date by Written Notice. The new Annuity Date must be at least 30 days after the date we receive the written request and no later than the oldest Owner's or Annuitant's 95th birthday. You may not choose a new Annuity Date that is earlier than your first Contract Anniversary.

PayStream Plus® Annuitization Benefit

(not available in New Hampshire or Utah)

If your Annuity Date is on or after your 10th Contract Anniversary and you select Annuity Option B (life income with or without a certain period) with a certain period of at least 10 years, the amount annuitized will be your Contract Value on the Annuity Date plus 2% of the Contract Value on that date, less any applicable premium tax.

Annuity Income Payments

On the Annuity Date, we will apply the Contract Value to the Annuity Option you have selected to determine your annuity income payment.

Annuity Options

You may select an Annuity Option, or change your selection by Written Notice that Protective Life receives no later than 30 days before the Annuity Date. You may not change your selection of an Annuity Option less than 30 days before the Annuity Date. We will send you a notice in advance of your Annuity Date which asks you to select your Annuity Option. Your choice of Annuity Option may be limited, depending on your use of the Contract. If you have not selected an Annuity Option within 30 days of the Annuity Date, we will apply your Contract Value to Option B — Life Income with Payments for a 10 Year Certain Period.

Generally, you may select from among the Annuity Options described below. However, certain Annuity Options and/or certain period durations may not be available, depending on the age of the Annuitant and whether your Contract is a Qualified Contract that is subject to limitations under the Required Minimum Distribution rules of Section 401(a)(9) of the Code. In addition, once annuity payments start under an Annuity Option, it may be necessary to modify those payments following the Annuitant's death in order to comply with the Required Minimum Distribution rules, if your Annuity is a Qualified Annuity. For a discussion of the post-death distribution requirements for Qualified Contracts, see "QUALIFIED RETIREMENT PLANS, Required Distributions Upon Your Death."

Option A — Payments For a Certain Period:

We will make payments for the period you select. No certain period may be shorter than 10 years or longer than 30 years, without our consent. Payments under this Annuity Option do not depend on the life of an Annuitant.

Option B — Life Income With Or Without A Certain Period:

Payments are based on the life of the named Annuitant(s). If you elect to include a certain period, we will make payments for the lifetime of the Annuitant(s), with payments guaranteed for the certain period you select. No certain period may be longer than 30 years without our consent. Payments stop at the end of the selected certain period or when the Annuitant(s) dies, whichever is later. We reserve the right to demand proof that the Annuitant(s) is living prior to making any payment under Option B. If no certain period is selected, no payments will be made after the death of the Annuitant(s), no matter how few or how many payments have been made. This means the Payee will receive no annuity payments if the Annuitant(s) dies before the first scheduled payment, will receive only one payment if death occurs before the second scheduled payment, and so on. However, if no certain period is selected and the Annuitant dies within one month of the Annuity Date but before the first income payment has been made, we will terminate this Contract and immediately pay the Beneficiary the amount applied to the Annuity Option in a lump sum.

Additional Option:

You may use the Contract Value to purchase any annuity contract that we offer on the date you elect this option.

When selecting an Annuity Option, you should bear in mind that the amount of each payment for a certain period compared to the amount of each payment for life (either with or without a certain period) depends on the length of the certain period chosen and the life expectancy of the Annuitant(s). The longer the life expectancy, the lower the payments. Generally, the shorter the certain period chosen, the higher the payments. You also should consider that, assuming Annuitants with the same life expectancy, choosing Option B — Life Income Without a Certain Period will result in larger annuity payments than Option B — Life Income with a Certain Period (although the Payee will receive more payments under Option B — Life Income with a Certain Period if the Annuitant dies before the end of the certain period). You should consult your financial professional to discuss which Annuity Option would be most appropriate for your circumstances.

At this time Protective does not allow a "partial annuitization," i.e., we do not allow you to apply a portion of your Contract Value to an annuity option while maintaining the remaining Contract Value available for withdrawals or a surrender. However, in the future we may allow a partial annuitization subject to our then applicable rules and procedures.

Minimum Amounts

If at any time your annuity income payments are less than $20, we reserve the right to change the frequency to an interval that will result in a payment at least equal to the minimum.

Death of Annuitant or Owner After Annuity Date

In the event of the death of any Owner on or after the Annuity Date, the Beneficiary will become the new Owner. If any Owner or Annuitant dies on or after the Annuity Date and before all benefits under the Annuity Option you selected have been paid, we generally will pay any remaining portion of such benefits at least as rapidly as under the Annuity Option in effect when the Owner or Annuitant died. However, in the case of a Qualified Contract, the Required Minimum Distribution rules of Code Section 401(a)(9) may require any remaining portion of such benefits to be paid more rapidly than originally scheduled. In that regard, it is important to understand that in the case of a Qualified Contract, once annuity payments start under an Annuity Option it may be necessary to modify those payments following the Annuitant's death in order to comply with the Required Minimum Distribution rules. See "QUALIFIED RETIREMENT PLANS, Required Distributions Upon Your Death." After the death of the Annuitant, any remaining payments shall be payable to the Beneficiary unless you specified otherwise before the Annuitant's death.

FEDERAL TAX MATTERS

Introduction

The following discussion of the federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address federal estate, gift, or generation skipping transfer taxes, or any state or local tax consequences associated with the purchase of the Contracts. In addition, the Company makes no guarantee regarding any tax treatment — federal, state or local — of any Contract or of any transaction involving a Contract.

Protective's Tax Status

Protective is taxed as a life insurance company under the Code. The assets underlying the Contracts will be owned by Protective, and the income derived from such assets will be includible in Protective's income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL

Tax Deferral During Accumulation Period

Under existing provisions of the Code (and except as described below), the Contracts should be treated as annuities and any increase in an Owner's Contract Value is generally not taxable to the Owner or Annuitant until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.

As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner during the taxable year. There are several exceptions to this general rule for Contracts held by non-natural persons. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person.

In addition, exceptions to the general rule for non-natural Contract owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) Contracts issued in connection with certain Qualified Plans, (3) Contracts purchased by employers upon the termination of certain Qualified Plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

If the Contract's Annuity Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, e.g., past age 95, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, any increases in the Contract Value could be currently includable in the Owner's income.

The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.

Taxation of Withdrawals and Surrenders

In the case of withdrawal, amounts received generally are includible in income to the extent the Owner's Contract Value before the withdrawal exceeds his or her "investment in the contract" (defined below). All amounts includible in income with respect to the Contract are taxed as ordinary income. No amounts are taxed at the special lower rates applicable to long-term capital gains and corporation dividends. In the case of a surrender, amounts received are includible in income to the extent they exceed the "investment in the contract." A Contract that is canceled is treated for federal tax purposes the same as a surrender. For these purposes the "investment in the contract" at any time equals the premiums paid under the Contract (to the extent such premium payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includible in income.

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Contract Value is treated as a withdrawal of such amount or portion. If the entire Contract Value is assigned or pledged, subsequent increases in the Contract Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The investment in the contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any withdrawal, assignment or pledge or transfer without adequate consideration. Congress has given the Internal Revenue Service ("IRS") regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations. At this time, the Company plans to determine for tax reporting purposes the amount includible in income as a result of any withdrawal, assignment or pledge or transfer without adequate consideration without regard to the Market Value Adjustment. The IRS could disagree with this treatment with the result that, depending on the circumstance, the Owner could have either more or less income than reported by the Company.

Withdrawals, surrenders and amounts includible in income as a result of an assignment, pledge, or transfer without adequate consideration may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Withdrawals and surrenders may be subject to federal income tax withholding. (See "Federal Income Tax Withholding.")

Taxation of Annuity Payments

Normally, the portion of each annuity income payment equal to the excess of the payment over the excludable amount is the taxable amount. The excludable amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of annuity payments for the term of the Contract (determined under Treasury Department regulations) which take into account the Annuitant's life expectancy and the form of annuity benefit selected.

Once the total amount of the investment in the contract is excluded using this ratio, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. A tax advisor should be consulted in these situations.

Annuity income payments may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Annuity income payments also may be subject to federal income tax withholding. (See "Federal Income Tax Withholding.")

Taxation of Death Benefit Proceeds

Prior to the Annuity Date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such Death Benefit proceeds are includible in income as follows:

(1)  if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or

(2)  if distributed under an Annuity Option, they are taxed in the same manner as annuity payments, as described above.

After the Annuity Date, if a guaranteed period exists under a life income Annuity Option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows:

(1)  if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or

(2)  if distributed in accordance with the existing Annuity Option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includible in income.

Proceeds payable on death may be subject to federal income tax withholding. (See "Federal Income Tax Withholding".)

Penalty Tax on Premature Distributions

Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract (e.g., withdrawals, surrenders, annuity income payments, death benefits, assignments, pledges, and gratuitous transfers) that is includible in income unless the payment is:

(a)  received on or after the Owner reaches age 59 1/2;

(b)  attributable to the Owner becoming disabled (as defined in the tax law);

(c)  made on or after the death of the Owner or, if an Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

(d)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or

(e)  made under a Contract purchased with a single premium when the Annuity Date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Certain other exceptions to the 10% penalty tax not described herein may also apply. (Similar rules, described below, generally apply in the case of Qualified Contracts.)

Aggregation of Contracts

In certain circumstances, the IRS may determine the amount of an annuity income payment, a withdrawal, or a surrender from a Contract that is includible in income by combining some or all of the annuity contracts owned by an individual that were not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by Protective or its affiliates, the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the Annuity Date) is includible in income. The effects of such aggregation are not always clear; however, it could affect the amount of a withdrawal, a surrender, or an annuity income payment that is taxable and the amount which might be subject to the 10% penalty tax described above.

Exchanges of Annuity Contracts

We may issue the Contract in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your investment in the contract immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional Purchase Payment made as part of the exchange. If you exchange part of another annuity contract and the exchange is tax free, your investment in the contract immediately after the exchange will generally be increased by a pro-rata portion of the investment in the contract exchanged. In either case, your Contract Value immediately after the exchange may exceed your investment in the contract. That excess may be includible in income should amounts subsequently be withdrawn or distributed from the Contract (e.g., as withdrawal, surrender, annuity income payment, or death benefit).

If you exchange part of an existing contract for the Contract, and within 180 days of the exchange you receive a payment other than certain annuity payments (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, some or all of the amount exchanged into the Contract could be includible in your income and subject to a 10% penalty tax.

You should consult your tax advisor in connection with an exchange of all or part of an annuity contract for the Contract, especially if you may make a withdrawal from either contract within 180 days after the exchange.

Medicare Hospital Insurance Tax on Certain Distributions

A Medicare hospital insurance tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from non-Qualified Contracts. This tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly or a qualifying widow(er) with dependent child, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.

Loss of Interest Deduction Where Contracts Are Held by or for the Benefit of Certain Non-natural Persons

In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that are considering purchasing the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax advisor.

QUALIFIED RETIREMENT PLANS

In General

The Contracts are also offered for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Those who are considering the purchase of a Contract for use in connection with a Qualified Plan should consider, in evaluating the suitability of the Contract, that the Contract requires a Purchase Payment of at least $25,000 and that no Purchase Payments may be made after the first year. Many Qualified Plans provide the same type of tax deferral as provided by the Contract. The Contract, however, provides benefits and features not provided by such retirement plans and employee benefit plans alone. Numerous special tax rules apply to participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, no attempt is made in this prospectus to provide more than general information about the use of the Contracts with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income rules, and this prospectus does not describe any of these differences. Those who intend to use the Contract in connection with Qualified Plans should seek competent advice.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, both the amount of the contribution that may be made, and the tax deduction or exclusion that you and/or your employee may claim for such contribution, are limited under Qualified Plans and vary with the type of plan. Also, in the case of withdrawals, surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable.

Required Minimum Distributions in General

In the case of Qualified Contracts, special tax rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any fixed period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Due to the presence of a Market Value Adjustment there may be in some circumstances uncertainty as to the amount of required minimum distributions. Failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. Distributions of minimum amounts (as specified in the tax law) must commence from Qualified Plans by the "required beginning date." In the case of Individual Retirement Accounts or Annuities (IRAs), this generally means April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2 (or age 72, for distributions required to be made after December 31, 2019, with respect to individuals who attain age 70 1/2 after such date). In the case of certain other Qualified Plans, distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit under the Contract, the Annuitization Bonus, the Waiver of Withdrawal Charge and Market Value Adjustment for Unemployment, and the Waiver of Withdrawal Charge and Market Value Adjustment for Terminal Condition or Nursing Facility Confinement may increase the minimum required distribution that must be taken from the Contract.

Required Minimum Distributions Upon Your Death

Upon your death under an IRA, Roth IRA, or other employer sponsored defined contribution plan, any remaining interest must be distributed in accordance with federal income tax requirements under Section 401(a)(9) of the Code. The death benefit provisions of your Qualified Contract shall be interpreted to comply with those requirements. The post-death distribution requirements were amended, applicable generally with respect to deaths occurring after 2019, by the Setting Every Community Up for Retirement Enhancement Act (SECURE Act), which was part of the larger Further Consolidated Appropriations Act, 2020. The post-death distribution requirements under prior law continue to apply in certain circumstances.

•  Prior law. Under prior law, if an employee under an employer sponsored plan or the owner of an IRA dies prior to the required beginning date, the remaining interest must be distributed (1) within 5 years after the death (the "5-year rule"), or (2) over the life of the designated beneficiary, or over a period not extending beyond the life expectancy of the designated beneficiary, provided that such distributions commence within one year after death (the "lifetime payout rule"). If the employee or IRA owner dies on or after the required beginning date (including after the date distributions have commenced in the form of an annuity), the remaining interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death (the "at-least-as-rapidly rule").

•  The new law. Under the new law, if you die after 2019, and you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an "eligible designated beneficiary" ("EDB") or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual's status as an EDB is determined on the date of your death.

This 10-year post-death distribution period applies regardless of whether you die before your required beginning date or you die on or after that date (including after distributions have commenced in the form of an annuity). However, if the beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB's death (i.e., a new 10-year distribution period begins).

Instead of taking distributions under the new 10-year rule, an EDB can stretch distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence within one year of your death, subject to certain special rules. In particular, if the EDB dies before the remaining interest is distributed under this stretch rule, the remaining interest must be distributed within 10 years after the EDB's death (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years). In addition, if your minor child is an EDB, the child will cease to be an EDB on the date the child reaches the age of majority, and any remaining interest must be distributed within 10 years after that date (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years).

If your beneficiary is not an individual, such as a charity, your estate, or in some cases a trust, any remaining interest after your death generally must be distributed under prior law in accordance with the 5-year rule or the at-least-as-rapidly rule, as applicable (but not the lifetime payout rule). However, if your beneficiary is a trust and all the beneficiaries of the trust are individuals, the new law may apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries, including special rules allowing a beneficiary of a trust who is disabled or chronically ill to stretch the distribution of their interest over their life or life expectancy in some cases. You may wish to consult a professional tax advisor about the federal income tax consequences of your beneficiary designations, particularly if a trust is involved.

More generally, the new law applies if you die after 2019, subject to several exceptions. In particular, if you are an employee under a governmental plan, such as a governmental 457(b) plan, the new law applies to your interest in that plan if you die after 2021. In addition, if your plan is maintained pursuant to one or more collective bargaining agreements, the new law generally applies to your interest in that plan if you die after 2021 (unless the collective bargaining agreements terminate earlier).

In addition, the new post-death distribution requirements generally do not apply if the employee or IRA owner died prior to January 1, 2020. However, if the designated beneficiary of the deceased employee or IRA owner dies after January 1, 2020, any remaining interest must be distributed within 10 years of the designated beneficiary's death. Hence, this 10-year rule generally will apply to (1) a contract issued prior to 2020 which continues to be held by a designated beneficiary of an employee or IRA owner who died prior to 2020, and (2) an inherited IRA issued after 2019 to the designated beneficiary of an employee or IRA owner who died prior to 2020.

It is important to note that under prior law, annuity payments that commenced under a method that satisfied the distribution requirements while the employee or IRA owner was alive could continue to be made under that method after the death of the employee or IRA owner. Under the new law, however, if you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be accelerated at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Protective Life) in order to comply with the new post-death distribution requirements.

As a general matter, however, the new post-death distribution requirements do not apply if annuity payments that comply with prior law commenced prior to December 20, 2019. Also, even if annuity payments have not commenced prior to December 20, 2019, the new requirements generally do not apply to annuity contracts purchased prior to that date, if you have made an irrevocable election before that date as to the method and amount of the annuity.

•  Spousal continuation. Under the new law, as under prior law, if your beneficiary is your spouse, your surviving spouse can delay the application of the post-death distribution requirements until after your surviving spouse's death by transferring the remaining interest tax-free to your surviving spouse's own IRA, or by treating your IRA as your surviving spouse's own IRA.

The post-death distribution requirements are complex and unclear in numerous respects. The Internal Revenue Service and U.S. Department of the Treasury have issued very little guidance on the new law. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

Additional Tax on Premature Distributions

There is also a 10% additional tax on the taxable amount of payments from Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment:

(a)  received on or after the Owner reaches age 59 1/2;

(b)  received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

(c)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and the Owner's designated Beneficiary (as defined in the tax law).

These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases, for higher education expenses, or in the case of a birth or adoption. Special conditions must be met for these three exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% penalty tax not described herein also may apply.

Other Considerations

When issued in connection with a Qualified Plan, we will amend a Contract as generally necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

Following are brief descriptions of various types of Qualified Plans in connection with which the Company will generally issue a Contract.

Individual Retirement Accounts and Annuities

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted and on the time when distributions may commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), distributions from certain Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA.

Special rules apply to conversions from IRAs to Roth IRAs, and recharacterizations from one type of IRA to another type of IRA. A tax advisor should be consulted in these situations.

The Contract may not, however, be used in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, a "Simplified Employee Pension" under Section 408(k) of the Code, or as a "SIMPLE IRA" under Section 408(p) of the Code.

Roth IRAs

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.

A qualified distribution is a distribution that satisfies two requirements:

•  First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution was made to any Roth IRA established for the Owner.

•  Second, the distribution must be either:

1)  made after the Owner reaches age 59 1/2;

2)  made after the Owner's death;

3)  attributable to the Owner being disabled; or

4)  a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code.

In addition, distributions from Roth IRAs need not commence during the Owner's lifetime. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) Certain Qualified Plans of eligible individuals. Special rules apply to rollovers to Roth IRAs from

Qualified Plans and designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.

A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA.

IRA to IRA Rollovers and Transfers

A rollover contribution is a tax-free movement of amounts from one IRA to another within 60 days after you receive the distribution. In particular, a distribution from a non-Roth IRA generally may be rolled over tax-free within 60 days to another non-Roth IRA, and a distribution from a Roth IRA generally may be rolled over tax-free within 60 days to another Roth IRA. A distribution from a Roth IRA may not be rolled over (or transferred) tax-free to a non-Roth IRA.

A rollover from any one of your IRAs (including IRAs you have with another company) to another IRA is allowed only once within a one-year period. This limitation applies on an aggregate basis and applies to all types of your IRAs, meaning that you cannot make an IRA to IRA rollover if you have made such a rollover involving any of your IRAs in the preceding one-year period. For example, a rollover between your Roth IRAs would preclude a separate rollover within the one-year period between your non-Roth IRAs, and vice versa. The one-year period begins on the date that you receive the IRA distribution, not the date it is rolled over into another IRA.

If the IRA distribution does not satisfy the rollover rules, it may be (1) taxable in the year distributed, (2) subject to a 10% tax on early distributions, and (3) treated as a regular contribution to the recipient IRA, which could result in an excess contribution, subject to an additional excise tax.

If you inherit an IRA from your spouse, you generally can roll it over into an IRA established for you, or you can choose to make the inherited IRA your own. If you inherit an IRA from someone other than your spouse, you cannot roll it over, make it your own, or allow it to receive rollover contributions.

A rollover from one IRA to another is different from a direct trustee-to-trustee transfer of your IRA assets from one IRA trustee to another IRA trustee. A "trustee-to-trustee" transfer is not considered a rollover and is not subject to the 60-day rollover requirement or the one rollover per year rule. In addition, a rollover between IRAs is different from a direct rollover from certain Qualified Plans to a non-Roth IRA and a "qualified rollover contribution" to a Roth IRA.

Pension and Profit-Sharing Plans

Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change annuity options or to make a withdrawal or surrender of the Contract.

Pension and profit sharing plans are also subject to nondiscrimination rules. The nondiscrimination rules generally require that benefits, rights or features of the plan not discriminate in favor of highly compensated employees. In evaluating whether the Contract is suitable for purchase in connection with such a plan, you should consider the effect of the $25,000 minimum initial Purchase Payment requirement on the plan's compliance with applicable nondiscrimination requirements. Violation of these rules can cause loss of the plan's tax favored status under the Code. Employers intending to use the Contract in connection with such plans should seek competent advice.

Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations

Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization under a Section 457 plan will not be treated as an annuity contract for federal income tax purposes. The Contract will be issued in connection with a Section 457 deferred compensation plan sponsored by a state or local government only if the plan has established a trust to hold plan assets, including the Contract.

Direct Rollovers

If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING

In General

Protective will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies Protective at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Protective may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than the eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate is applicable to the taxable portion of non-periodic payments (including a surrender or withdrawal prior to the Annuity Date) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding federal withholding tax consequences to annuity contract purchasers or beneficiaries that are U.S. citizens or residents. Purchasers or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Prospective purchasers that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.

FATCA Withholding

In order for the Company to comply with income tax withholding and information reporting rules which may apply to annuity contracts, the Company may request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U.S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity; and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If the Company does not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which the Company is required to withhold income tax. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, the Company may be required to report contract values and other information for certain contractholders. For this reason the Company may require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor,type of payee and type of distributee or recipient.

THE COMPANY

The Contracts are issued by Protective Life. Protective Life is a Tennessee corporation and was founded in 1907. Protective Life provides life insurance, annuities, and guaranteed investment contracts. Protective Life is currently licensed to transact life insurance business in 49 states and the District of Columbia. As of December 31, 2019, Protective Life had total assets of approximately $[ ] billion. Protective Life is the principal operating subsidiary of Protective Life Corporation ("PLC"), a U.S. insurance holding company and a wholly-owned subsidiary of The Dai-ichi Life Insurance Company, Limited ("Dai-ichi"). Dai-ichi is a top 20 global life insurance company. Dai-ichi's stock is traded on the Tokyo Stock Exchange. As of December 31, 2019, PLC had total assets of approximately $[ ] billion.

We hold assets in a "non-unitized" separate account we have established under the Tennessee Insurance Law to support our obligations under the Strategies. We own the assets of the separate account, as well as any favorable investment performance on those assets. As owner of the Contract, you do not participate in the performance of assets held in the separate account and do not have any direct claim on them. The separate account is not registered under the Investment Company Act of 1940. We are obligated to pay all money we owe under the Contract. If the obligation exceeds the assets of the non-unitized separate account, funds will be transferred to the non-unitized separate account from the general account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account.

The assets in this separate account are subject to our general liabilities from business operations and are chargeable with those liabilities. The assets in the separate account are subject to claims by our creditors. It is important to note that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product. For this reason, you should consider our financial strength and claims-paying ability to meet our obligations under the Contract when purchasing a Contract and making investment decisions under the Contract. We encourage both existing and prospective Contract owners to read and understand our financial statements. We prepare our financial statements on both a statutory basis, as required by state regulators, and according to accounting principles generally accepted in the United States of America (GAAP).

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps, options and futures. Although the above generally describes our plans for investing the assets supporting our obligations under the Strategies, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

LEGAL PROCEEDINGS

To the knowledge and in the opinion of management, there are no material pending legal proceedings, other than ordinary routine litigation incidental to the business of PLC and Protective Life, to which PLC or Protective Life or any of its subsidiaries is a party or of which any of PLC or Protective Life's properties is the subject. For additional information regarding legal proceedings see "Risk Factors and Cautionary Factors that may Affect Future Results" included in Protective's Annual Report on Form 10-K which is incorporated by reference herein. See "Requesting Documents."

CYBER-SECURITY RISKS

Our annuity business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on our website and other operational disruption and unauthorized release of confidential Owner information. Cyber-attacks affecting us, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

EXPERTS

[The consolidated financial statements of Protective Life Insurance Company as of December 31, 2019, and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change in the manner in which the Company accounts for the premium amortization of callable debt securities in 2019.

The financial statements as of December 31, 2019 and for the two years in the period ended December 31, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.]

LEGAL MATTERS

Eversheds Sutherand (US) LLP of Washington, D.C. has provided advice on certain matters relating to the applicability of federal securities laws to the Contracts.

REGISTRATION STATEMENT

A Registration Statement has been filed with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, with respect to the Contracts. This Prospectus does not contain all information set forth in the Registration Statement, its amendments and exhibits, to all of which reference is made for further information concerning Protective Life and the Contracts.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this Prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this Prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this Prospectus and information previously filed with the SEC. We incorporate by reference Protective Life's Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on [March ___,] 2020 in accordance with the Securities Exchange Act of 1934, as amended, Current Reports on Form 8-K], and any filings we make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the date on which this Registration Statement was initially filed with the SEC, until all offerings under the Registration Statement of which this Prospectus forms a part are completed or terminated. The Annual Report contains additional information about Protective Life, including audited financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report.

REQUESTING DOCUMENTS

You may request a free copy of any or all of the information incorporated by reference into the Prospectus (other than exhibits not specifically incorporated by reference into the text of such documents) including Protective Life's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Please direct any oral or written requests for such documents to: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 268-3573, Fax (205) 268-5547. You may also access a copy of Protective Life's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K or request a printed copy through the Internet by visiting Protective Life's website http://www.protective.com/investor-relations/annual-reports-proxy-statements.aspx. Information contained on Protective Life's website is not incorporated by reference into this Prospectus and does not constitute a part of this Prospectus.

PUBLIC INFORMATION

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000310826. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can also review and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, NE., Washington D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

GENERAL MATTERS

Reliability of Communications System

The internet and telephone systems may not always be available. Any computer or telephone system, whether it is yours, your service providers', your registered representative's, or ours, can experience unscheduled outages or slowdowns for a variety of reasons. Such outages or delays may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience problems, you can make your transaction request by writing to us.

Suspension of Contracts

If mandated under applicable law, we may be required to reject a Purchase Payment. We also may be required to provide additional information about your account to government regulators or law enforcement authorities. In addition, we may be required to block an Owner's account and thereby refuse to process any request for transfers, withdrawals, surrenders, or death benefits until instructions are received from the appropriate regulator or law enforcement authorities.

Error in Age or Gender

When a benefit of the Contract is contingent upon any person's age or gender, we may require proof of such. We may suspend payments until we receive proof. When we receive satisfactory proof, we will make the payments which were due during the period of suspension. Where the use of unisex mortality rates is required, we will not determine or adjust benefits based upon gender.

If after we receive proof of age and gender (where applicable), we determine that the information you furnished was not correct, we will adjust any benefit under this Contract to that which would be payable based upon the correct information. If we have underpaid a benefit because of the error, we will make up the underpayment in a lump sum. If the error resulted in an overpayment, we will deduct the amount of the overpayment from any current or future payment due under the Contract. We will deduct up to the full amount of any current or future payment until the overpayment has been fully repaid. Underpayments and overpayments will bear interest at an annual effective interest rate of 3% when permitted by the state of issue.

Incontestability

We will not contest the Contract after it is issued.

Non-Participation

The Contract is not eligible for dividends and will not participate in Protective Life's surplus or profits.

Assignment or Transfer of a Contract

Generally, you do not have the right to assign or transfer a Qualified Contract. You have the right to assign or transfer a non-qualified Contract if it is permitted by law. We must be properly notified in writing of an assignment. You must submit your written request to assign the Contract to our Administrative Office and your request for assignment is subject to our written approval. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.

Any annuity payments or surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. Any claim made under an assignment or transfer is subject to proof of the nature and extent of the assignee's or transferee's interest before we make a payment. We do not assume responsibility for any assignment or transfer. Assignments and transfers have federal income tax consequences. An assignment or transfer may result in the Owner recognizing taxable income. (See "Taxation of Annuities in General, Assignments, Pledges and Gratuitous Transfers" in the prospectus.)

Notice

All instructions and requests to change or assign the Contract must be in writing in a form acceptable to us, signed by the Owner(s), and received at our Administrative Office. The instruction, change or assignment will relate back to and take effect on the date it was signed, except we will not be responsible for following any instruction or making any change or assignment before we receive it.

Modification

No one is authorized to modify or waive any term or provision of this Contract unless we agree to the modification or waiver in writing and it is signed by our President, Vice-President or Secretary. We reserve the right to change or modify the provisions of this Contract to conform to any applicable laws, rules or regulations issued by a government agency, or to assure continued qualification of the Contract as an annuity contract under the Code. We will send you a copy of the endorsement that modifies the Contract, and where required we will obtain all necessary approvals, including that of the Owner(s).

Reports

At least annually prior to the Annuity Date, we will send to you at the address contained in our records a report showing the current Contract Value and any other information required by law.

Settlement

Benefits due under this Contract are payable from our Administrative Office. You may apply the settlement proceeds to any payout option we offer for such payments at the time you make the election. Unless directed otherwise in writing, we will make payments according to the Owner's instructions as contained in our records at the time we make the payment. We shall be discharged from all liability for payment to the extent of any payments we make.

Receipt of Payment

If any Owner, Annuitant, Beneficiary or Payee is incapable of giving a valid receipt for any payment, we may make such payment to whomever has legally assumed his or her care and principal support. Any such payment shall fully discharge us to the extent of that payment.

Protection of Proceeds

To the extent permitted by law and except as provided by an assignment, no benefits payable under this Contract will be subject to the claims of creditors.

Minimum Values

The values available under the Contract are at least equal to the minimum values required in the state where the Contract is delivered.

Application of Law

The provisions of the Contract are to be interpreted in accordance with the laws of the state where the Contract is delivered, with the Code and with applicable regulations.

DISTRIBUTION OF THE CONTRACTS

Distribution

We have entered into an agreement (the "Agreement") with Investment Distributors, Inc. ("IDI") under which IDI has agreed to distribute the Contracts on a "best efforts" basis. Under the agreement, IDI serves as principal underwriter (as defined under Federal securities laws and regulations) for the Contracts. Also under the Agreement, Protective Life agreed to indemnify IDI and its officers, directors, employees and agents, for certain losses and claims that result from an untrue statement of material fact or an omission of a material fact in the registration statement for the Contracts filed under the Securities Act of 1933 or in this prospectus or any document filed under the securities laws of a State in order to qualify the Contracts for sale in the State and for losses and claims that result from a material breach of the Agreement. IDI is a Tennessee corporation and was established in 1993. IDI, a wholly-owned subsidiary of PLC, is an affiliate of and shares the same address as Protective Life. IDI is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority ("FINRA").

IDI, together with Protective Life, enters into distribution agreements with other broker-dealers, including ProEquities, Inc., an affiliate of Protective Life and IDI, (collectively, "Selling Broker-Dealers") for the sale of the Contracts. Registered representatives of the Selling Broker-Dealers sell the Contracts directly to individuals and groups who have established accounts with them. Registered representatives of the Selling Broker-Dealers must be licensed as insurance agents by applicable state insurance authorities and appointed as agents of Protective Life in order to sell the Contracts. IDI may also offer the Contracts directly to members of certain other eligible groups or other eligible individuals.

We pay commissions and may pay additional asset-based compensation to Selling Broker-Dealers through IDI. IDI does not retain any commission payment or other amounts as principal underwriter for the Contracts. We may pay some or all of IDI's operating and other expenses, however.

We offer the Contract on a continuous basis. While we anticipate continuing to offer the Contracts, we reserve the right to discontinue the offering at any time.

Selling Broker-Dealers

We pay commissions and may provide some form of non-cash compensation to all Selling Broker-Dealers in connection with the promotion and sale of the Contracts. A portion of any payments made to Selling Broker-Dealers may be passed on to their registered representatives in accordance with their internal compensation programs. We may use any of our corporate assets to pay commissions and other costs of distributing the Contracts, including any profit from the fees and charges imposed under the Contracts. Commissions and other incentives or payments described below are not charged directly to Contract owners. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contracts or from our general account.

Compensation Paid to All Selling Broker-Dealers. We pay commissions as a percentage of each Purchase Payment. While the amount and timing of commissions may vary depending on the distribution agreement, we do not expect them to exceed 8% of any Purchase Payment. In the normal course of business, we may also provide non-cash compensation in connection with the promotion of the Contracts, including conferences and seminars (including travel, lodging, and meals in connection therewith), and items of relatively small value, such as promotional gifts, meals, or tickets to sporting or entertainment events.

The registered representative who sells you the Contract typically receives a portion of the compensation we pay to his or her Selling Broker-Dealer, depending on the agreement between the Selling Broker-Dealer and your registered representative and the Selling Broker-Dealer's internal compensation program. These programs may include other types of cash and non-cash compensation and other benefits. If you would like information about what your registered representative and the Selling Broker-Dealer for whom he or she works may receive in connection with your purchase of a Contract, please ask your registered representative.

Additional Compensation Paid to Selected Selling Broker-Dealers. In addition to ordinary commissions and non-cash compensation, we may pay additional asset-based compensation to selected Selling Broker-Dealers. These payments are made through IDI. These payments may be (1) additional amounts as a percentage of Annuity Deposits we receive under the Contracts and other contracts we sell, such as our variable insurance products, (2) additional "trail" commissions, which are periodic payments as a percentage of the Contract Values of the Contracts and of the Contract and policy values or variable contract values of our variable insurance products; and/or (3) marketing allowances as a percentage of fixed annuity assets under management relating to the Contracts. Some or all of these additional asset-based compensation payments may be conditioned upon the Selling Broker-Dealer producing a specified amount of new Annuity Deposits (including Purchase Payments and/or premiums for our variable insurance products) and/or maintaining a specified amount of Contract Value (including contract and policy value for our variable insurance products) with us.

The Selling Broker-Dealers to whom we pay additional asset-based compensation may provide preferential treatment with respect to our products (including the Contracts) in their marketing programs. Preferential treatment of our products by a Selling Broker-Dealer may include any or all of the following: (1) enhanced marketing of our products over non-preferred products; (2) increased access to the Selling Broker-Dealer's registered representatives; and (3) payment of higher compensation to registered representatives for selling our products (including the Contracts) than for selling non-preferred products.

These additional asset-based compensation arrangements are not offered to all Selling Broker-Dealers. These arrangements are designed to specially encourage the sale of our products (and/or our affiliates' products) by such Selling Broker-Dealers. The prospect of receiving, or the receipt of, additional asset-based compensation may provide Selling Broker-Dealers and/or their registered representatives with an incentive to favor sales of our Contracts over other market value adjusted annuities or other investments (as well as favoring our variable insurance products over other variable insurance products) with respect to which a Selling Broker-Dealer does not receive additional compensation, or receives lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. If you would like information about what your registered representative and the Selling Broker-Dealer for whom he or she works may receive in connection with your purchase of a Contract, please ask your registered representative.

We may also pay to selected Selling Broker-Dealers, including those listed above as well as others, additional compensation in the form of (1) payments for participation in meetings and conferences that include presentations about our products (including the Contracts), and (2) payments to help defray the costs of sales conferences and educational seminars for the Selling Broker-Dealers' registered representatives.

Arrangements with Affiliated Selling Broker-Dealer. In addition to the ordinary commissions and non-cash compensation that we pay to all Selling Broker-Dealers, including ProEquities, Inc., we or our parent company, PLC, pay some of the operating and other expenses of ProEquities, Inc., and may contribute capital to ProEquities, Inc. Additionally, employees of ProEquities, Inc. may be eligible to participate in various employee benefit plans offered by PLC.

Inquiries

You may make inquiries regarding a Contract by writing to Protective Life at its Administrative Office.

CEFLI

Protective Life Insurance Company is a member of The Compliance & Ethics Forum for Life Insurers ("CEFLI"), and as such may include the CEFLI logo and information about CEFLI membership in its advertisements. Companies that belong to CEFLI subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.

FINANCIAL STATEMENTS

The audited consolidated balance sheets for Protective Life as of December 31, 2019 and 2018 and the related consolidated statements of income, comprehensive income (loss), shareowner's equity and cash flows for each of the years in the three-year period ended December 31, 2019 as well as the Reports of Independent Registered Public Accounting Firms are contained in Protective Life's Annual Report on Form 10-K.

APPENDIX A

The following examples illustrate how the vesting factors and market value adjustment (MVA) impact withdrawals and surrenders in eight scenarios:

Scenario 1: Full Surrender Example when Index Performance is Negative and MVA is Negative:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate surrender):	-15%
Contract Value:	$90,000.00
Months Elapsed in Strategy Term	10
Downside Protection Vesting Factor	100%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Gross Withdrawal Amount:	$90,000.00
Current MVA rate:	6%
MVA:	-5.08%	(5% – 6%) * (61/12)
Contract Base Reduction Percentage:	111%	($90,000 / $100,000)
Strategy Base Reduction Percentage:	111%	(111% x 100%)
Strategy Base Reduction Amount:	$100,000.00	($90,000 x 111%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$80,000.00	($90,000 – $10,000)
Market Value Adjustment (MVA):	-$4,066.67	($80,000 x -5.08%)
Withdrawal Charge:	$7,566.00	($90,000 – $10,000 – (-$4,066.67) x (9%))
Post Surrender Strategy Base:	$0.00	($100,000 – $100,000)
Surrender Proceeds:	$78,367.33	($90,000 – $4,066.67 – $7,566.00)

Scenario 2: Full Surrender Example when Index Performance is Negative and MVA is Positive:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate surrender):	-15%
Contract Value:	$90,000.00
Months Elapsed in Strategy Term	10
Downside Protection Vesting Factor	100%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Gross Withdrawal Amount:	$90,000.00
Current MVA rate:	4%
MVA:	5.08%	(5% – 4%) * (61/12)

Contract Base Reduction Percentage:	111%	($90,000 / $100,000)
Strategy Base Reduction Percentage:	111%	(111% x 100%)
Strategy Base Reduction Amount:	$100,000.00	($90,000 x 111%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$80,000.00	($90,000 – $10,000)
Market Value Adjustment (MVA):	$4,066.67	($80,000 x 5.08%)
Withdrawal Charge:	$6,834.00	($100,000 – $10,000 – $4,066.67) x (9%)
Post Surrender Strategy Base:	$0.00	($100,000 – $100,000)
Surrender Proceeds:	$87,232.67	($90,000 + $4,066.67 – $6834.00)

Scenario 3: Full Surrender Example when Index Performance is Positive and MVA is Negative:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate surrender):	15%
Contract Value:	$106,000.00
Months Elapsed in Strategy Term	10
Crediting Method Vesting Factor	50%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Gross Withdrawal Amount:	$106,000.00
Current MVA rate:	6%
MVA:	-5.08%	(5% – 6%) * (61/12)
Contract Base Reduction Percentage:	94%	($100,000 / $106,000)
Strategy Base Reduction Percentage:	94%	(94% x 100%)
Strategy Base Reduction Amount:	$100,000.00	($106,000 x 94%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$96,000.00	($106,000 – $10,000)
Market Value Adjustment (MVA):	-$4, 880.00	($96,000 x -5.08%)
Withdrawal Charge:	$9,079.20	($106,000 – $10,000 – (-$8,803.00)) x (9%)
Post Surrender Strategy Base:	$0.00	($100,000 – $100,000)
Surrender Proceeds:	$92,040.80	($106,000 – $4,880.00 – $9,079.20)

Scenario 4: Full Surrender Example when Index Performance is Positive and MVA is Positive:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate surrender):	15%
Contract Value:	$106,000.00

Months Elapsed in Strategy Term	10
Crediting Method Vesting Factor	25%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Gross Withdrawal Amount:	$106,000.00
Current MVA rate:	4%
MVA:	5.08%	(5% – 4%) * (61/12)
Contract Base Reduction Percentage:	94%	($100,000 / $106,000)
Strategy Base Reduction Percentage:	94%	(94% x 100%)
Strategy Base Reduction Amount:	$100,000.00	($106,000 x 94%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$96,000.00	($106,000 – $10,000)
Market Value Adjustment (MVA):	$4,880.00	($96,000 x 5.08%)
Withdrawal Charge:	$8,200.80	($106,000 – $10,000 – $4,880.00) x (9%)
Post Surrender Strategy Base:	$0.00	($100,000 – $100,000)
Surrender Proceeds:	$102,679.20	($112,000 + $4,575 – $8,511.75)

Scenario 5: Partial Withdrawal Example when Index Performance is Negative and MVA is Negative:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate withdrawal):	-15%
Contract Value:	$90,000.00
Months Elapsed in Strategy Term	10
Downside Protection Vesting Factor	100%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Net Withdrawal Amount:	$25,000.00
Strategy Gross Withdrawal Amount:	$27,552.24
Current MVA rate:	6%
MVA:	-5.08%	(5% – 6%) * (61/12)
Contract Base Reduction Percentage:	111%	($90,000 / $100,000)
Strategy Base Reduction Percentage:	111%	(111% x 100%)
Strategy Base Reduction Amount:	$30,613.60	($27,552.24 x 111%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$17,552.24	($27,552.24 – $10,000)
Market Value Adjustment (MVA):	-$892.24	($17,552.24 x -5.08%)
Withdrawal Charge:	$1,660.00	($27,552.24 – $10,000 + (-$892.24)) x (9%)
Post Withdrawal Strategy Base:	$69,386.40	($100,000 – $30,613.60)
Withdrawal Proceeds:	$25,000	($27,552.24 – $892.24 – $1,660.00)

Scenario 6: Partial Withdrawal Example when Index Performance is Negative and MVA is Positive:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate withdrawal):	-15%
Contract Value:	$90,000.00
Months Elapsed in Strategy Term	10
Downside Protection Vesting Factor	100%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Net Withdrawal Amount:	$25,000.00
Strategy Gross Withdrawal Amount:	$25,537.47
Current MVA rate:	4%
MVA:	5.08%	(5% – 4%) * (61/12)
Contract Base Reduction Percentage:	111%	($90,000 / $100,000)
Strategy Base Reduction Percentage:	111%	(111% x 100%)
Strategy Base Reduction Amount:	$28,374.96	($25,537.47 x 111%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$15,537.47	($25,537.47 – $10,000)
Market Value Adjustment (MVA):	$789.82	(15,537.47 x 5.08%)
Withdrawal Charge:	$1,327.29	($25,537.47 – $10,000 – $789.82) x (9%)
Post Withdrawal Strategy Base:	$71,625.04	($100,000 – $28,374.96)
Withdrawal Proceeds:	$25,000	($25,000 + $789.82 – $1,625.04)

Scenario 7: Partial Withdrawal Example when Index Performance is Positive and MVA is Negative:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate withdrawal):	15%
Contract Value:	$106,000.00
Months Elapsed in Strategy Term	10
Crediting Method Vesting Factor	50%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Net Withdrawal Amount:	$25,000.00
Strategy Gross Withdrawal Amount:	$27,552.24
Current MVA rate:	6%
MVA:	-5.08%	(5% – 6%) * (61/12)
Contract Base Reduction Percentage:	94%	($100,000 / $106,000)

Strategy Base Reduction Percentage:	94%	(94% x 100%)
Strategy Base Reduction Amount:	$25,992.68	($27,552.24 x 94%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$17,552.24	($27,552.24 – $10,000)
Market Value Adjustment (MVA):	-$892.24	($17,552.24 x -5.08%)
Withdrawal Charge:	$1,660.00	($27,552.24 – $10,000 – (-$892.24) x (9%)
Post Withdrawal Strategy Base:	$74,007.32	($100,000 – $25,992.68)
Withdrawal Proceeds:	$25,000	($27,552.24 -$892.24 – $1,660.00)

Scenario 8: Partial Withdrawal Example when Index Performance is Positive and MVA is Positive:

Index:	S&P500
Strategy Allocation Percentage:	100%
Strategy Base:	$100,000.00
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate withdrawal):	15%
Contract Value:	$106,000.00
Months Elapsed in Strategy Term	10
Crediting Method Vesting Factor	50%
Months Remaining in Withdrawal Charge Period:	61
Initial MVA Rate:	5%
Withdrawal Charge:	9%
Strategy Net Withdrawal Amount:	$25,000.00
Strategy Gross Withdrawal Amount:	$25,537.47
Current MVA rate:	4%
MVA:	5.08%	(5% – 4%) * (61/12)
Contract Base Reduction Percentage:	94%	($100,000 / $106,000)
Strategy Base Reduction Percentage:	94%	(94% x 100%)
Strategy Base Reduction Amount:	$24,091.95	($25,537.47 x 94%)
Strategy Free Withdrawal Amount:	$10,000.00	(10% x $100,000)
Excess Withdrawal/Surrender Amount:	$15,537.47	($25,537.47 – $10,000)
Market Value Adjustment (MVA):	$789.82	($15,537.47 x 5.08%)
Withdrawal Charge:	$1,327.29	($25,537.47 – $10,000 – $789.82) x (9%)
Post Withdrawal Strategy Base:	$75,908.05	($100,000 – $24,091.95)
Withdrawal Proceeds:	$25,000	($25,537.47 + $789.82 – $1,327.29)

APPENDIX B
EXAMPLE OF INDEX SUBSTITUTION

The following example demonstrates how we would determine credited interest or a reduction in Strategy Value on the Maturity Date of a Strategy when there has been an Index substitution. This example assumes a S&P 500 Strategy with a $100,000 Strategy Base/ -10% Floor / 12% Cap / 100% Participation Rate.

Strategy:

Strategy Base	$100,000
Term	1-Year
Index	S&P 500 Index
Initial S&P 500 Index Level	1,000
Floor	-10%
Cap	12%
Participation Rate	100%

Assume the MSCI EAFE Index is substituted for the S&P 500 Index during the Term of the Strategy above.

S&P 500 Index Performance at the Date of Substitution:

Index	S&P 500 Index
Initial S&P 500 Index Level	1,000
S&P 500 Index Level at Date of Substitution	900
Index Performance	-10%

MSCI EAFE Index Performance for the Remainder of the Term:

Index	MSCI EAFE Index
MSCI EAFE Index Level at Date of Substitution	2,000
MSCI EAFE Index Level at Maturity Date	2,400
Index Performance	20%

Calculation of Credited Interest or Reduction in Strategy Value and Maturity Value:

S&P 500 Index Performance	-10%
MSCI EAFE Index Performance	20%
Combined Index Performance(A)	8%
Credited Interest or Reduction in Strategy Value(B)	$8,000
Maturity Value	$108,000

(A)  The Combined Index Performance is calculated as follows:(1 + 1st Index Performance) x (1 + 2nd Index Performance) – 1 = (1 + -10%) x (1 + 20%) – 1 = 8%

(B)  Because the Combined Index Performance is positive, the credited interest or reduction in Strategy Value is calculated as follows: (Strategy Base) x (lesser of Cap or (combined Index Performance x Participation Rate)) = $100,000 x (lesser of Cap or (combined Index Performance x 100%)) = $8,000

B-1

APPENDIX C
INDEX PUBLISHERS

Protective Life uses the Index under license from the Indices' respective publishers. The following information about the Indices is included in this prospectus in accordance with Protective Life's license agreements with the publishers of the Indices:

S&P 500® Index Information

The "S&P 500 Index" is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates ("SPDJI"), and has been licensed for use by Protective Life. Standard & Poor's® and S&P® are registered trademarks of Standard & Poor's Financial Services LLC, a division of S&P Global ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). It is not possible to invest directly in an index. Protective Market Defender II is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Protective Market Defender or any member of the public regarding the advisability of investing in securities generally or in Protective Market Defender particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices only relationship to Protective Life with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Protective Life or the Protective Market Defender II. S&P Dow Jones Indices have no obligation to take the needs of Protective Life or the owners of Protective Market Defender II into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Protective Market Defender II or the timing of the issuance or sale of Protective Market Defender II or in the determination or calculation of the equation by which Protective Market Defender II is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Protective Market Defender II. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PROTECTIVE LIFE, OWNERS OF THE PROTECTIVE MARKET DEFENDER, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PROTECTIVE LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

MSCI EAFE Index Information

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROTECTIVE LIFE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A

PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

APPENDIX D
STATE CONTRACT AVAILABILITY AND VARIATIONS OF CERTAIN FEATURES

The following chart describes the material variations of certain features and/or benefits of the Contract in the states where the Contract has been approved as of the date of this Prospectus. Please consult your financial professional for more information about availability in your state.

STATE	FEATURE	VARIATION
Arizona	Right to Cancel

You may cancel this Contract for any reason by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation. The Contract's return and the cancellation request must be made within 10 days of your receipt of the Contract; or within 30 days of receipt if either: the Contract is issued in replacement of an existing contract; or, any Owner or Annuitant is 65 years of age or older on the date of application.

North Dakota	Right to Cancel	You may cancel this Contract within 20 days after you receive it by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation.

D-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$ [0]
Printing and engraving	[50,000]
Accounting fees and expenses	[15,000]
Legal fees and expenses	[15,000]
Miscellaneous	[0]
TOTAL EXPENSES	$ [80,000]

* Estimated.

Item 15.  Indemnification of Directors and Officers.

Section 6.5 of Article VI of the Certificate of Incorporation of Protective Life Corporation (“PLC”) provides, in substance, that any of PLC’s directors and officers and certain directors and officers of Protective Life, who is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of PLC, by reason of the fact that he is or was an officer or director, shall be indemnified by PLC against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is or was by or in the right of PLC to procure a judgment in its favor, such person shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to PLC unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any issue or matter therein, he shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by PLC other than the determination, in good faith, that such defense has been successful. In all other cases, unless ordered by a court, indemnification shall be made by PLC only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the holders of a majority of the shares of capital stock of PLC entitled to vote thereon. By means of a by-law, Protective offers its directors and certain executive officers similar indemnification.

In addition, the executive officers and directors are insured by PLC’s Directors’ and Officers’ Liability Insurance Policy including Company Reimbursement and are indemnified by a written contract with PLC which supplements such coverage.

Item 16.  Exhibits.

1. (a) Underwriting Agreement by and among Protective Life Insurance Company (“Protective”) and Protective Equity Services, Inc. (“PES”) is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-229837) filed on February 25, 2019.

1. (b) Second Amended Distribution Agreement between Protective Life Insurance Company (“Insurer”) and Investment Distributors, Inc. (“Distributor”) as revised June 18, 2018, is incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.

2(a) Master Agreement by and among AXA Equitable Financial Services LLC, AXA Financial Inc. and Protective Life Insurance Company, dated as of April 10, 2013, incorporated herein by reference to the Registration Statement on Form 10-Q (File No. 001-31901) filed on August 12, 2013.

2(b) Master Transaction Agreement by and among Protective Life Insurance Company, Protective Life Corporation, The Lincoln National Life Insurance Company, Lincoln National Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual Group Inc., dated as of January 18, 2018, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2018.

2(c) Master Transaction Agreement by and among Protective Life Insurance Company, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, The Canada Life Assurance Company and The Great-West Life Assurance Company, dated as of January 23, 2019, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2019.

4(a) Form of Individual Single Premium Deferred Registered Index - Linked Annuity Contract
4(b) Form of Application for Individual Single Premium Deferred Registered Index - Linked Annuity Contract
4(c) Qualified Plan Endorsement (1)

4(d) Return of Purchase Payments Death Benefit Rider (1)

4(e) Waiver of Withdrawal Charge and Market Value Adjustment for Unemployment Endorsement (1)

4(f) Waiver of Withdrawal Charge and Market Value Adjustment for Terminal Condition or Nursing Facility Confinement Endorsement (1)

4(g) Annuitization Bonus Endorsement (1)

5 Opinion of Alyson Saad, Esq.

23. (a) Consent of PricewaterhouseCoopers LLP (1)

23. (b) Consent of KPMG LLP (1)

23. (c) Consent of Eversheds-Sutherland LLP (1)

(1) To be filed by Pre-Effective Amendment.

Item 17.  Undertakings.

(A)       The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 10, 2020.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ RICHARD J. BIELEN
Richard J. Bielen
Chairman of the Board and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

(i) Principal Executive Officer

/s/ RICHARD J. BIELEN	Chairman of the Board and Chief Executive Officer	March 10, 2020
Richard J. Bielen

(ii) Principal Financial Officer

/s/ STEVEN G. WALKER	Executive Vice President and Chief Financial Officer	March 10, 2020
Steven G. Walker

(iii) Principal Accounting Officer

/s/ PAUL R. WELLS	Senior Vice President, Chief Accounting Officer and Controller	March 10, 2020
Paul R. Wells

(iv) Board of Directors:

/s/ RICHARD J. BIELEN	Director	March 10, 2020
Richard J. Bielen

/s/ MICHAEL G. TEMPLE	Director	March 10, 2020
Michael G. Temple

/s/ CARL S. THIGPEN	Director	March 10, 2020
Carl S. Thigpen

EXHIBIT INDEX

Number	Description